Exhibit 10.11

                      AMENDED AND RESTATED LOAN AGREEMENT

                                 BY AND BETWEEN

                         U.S. BANK NATIONAL ASSOCIATION

                                      AND

                            HENNESSY ADVISORS, INC.

                                  JULY 1, 2005

                               TABLE OF CONTENTS
                               -----------------

SECTION 1.  DEFINITIONS                                                      1
-----------------------
     1.01  Definitions                                                       1
           -----------
     1.02  Continuance of an Event of Default                               13
           ----------------------------------
     1.03  Accounting Terms and Determinations                              13
           -----------------------------------

SECTION 2.  LOAN                                                            13
----------------
     2.01  Loan Commitment                                                  13
           ---------------
     2.02  Note                                                             13
           ----
     2.03  Interest Rates                                                   14
           --------------
     2.04  Computation of Interest                                          14
           -----------------------
     2.05  Fees                                                             14
           ----
     2.06  Application of Payments                                          14
           -----------------------
     2.07  Prepayments                                                      14
           -----------
     2.08  General Provisions as to Payments                                15
           ---------------------------------
     2.09  Capital Adequacy                                                 15
           ----------------
     2.10  Survival of Indemnities                                          16
           -----------------------
     2.11  Taxes                                                            16
           -----

SECTION 3.  PRECONDITIONS TO LOAN CLOSING                                   16
-----------------------------------------

SECTION 4.  REPRESENTATIONS AND WARRANTIES                                  18
------------------------------------------
     4.01  Existence and Power                                              18
           -------------------
     4.02  Authorization                                                    18
           -------------
     4.03  Binding Effect                                                   18
           --------------
     4.04  Financial Statements                                             19
           --------------------
     4.05  Litigation                                                       19
           ----------
     4.06  Pension and Welfare Plans                                        19
           -------------------------
     4.07  Tax Returns and Payment                                          20
           -----------------------
     4.08  Subsidiaries                                                     20
           ------------
     4.09  Compliance With Other Instruments; None Burdensome               20
           --------------------------------------------------
     4.10  Other Debt, Guarantees and Capitalized Leases                    20
           ---------------------------------------------
     4.11  Labor Matters                                                    20
           -------------
     4.12  Title to Property                                                21
           -----------------
     4.13  Regulation U                                                     21
           ------------
     4.14  Multi-Employer Pension Plan Amendments Act of 1980               21
           --------------------------------------------------
     4.15  Investment Company Act; Public Utility
           Holding Company Act of 1935                                      21
           --------------------------------------
     4.16  Patents, Trademarks, Copyrights, Licenses, Etc                   21
           ----------------------------------------------
     4.17  Environmental and Safety and Health Matters                      21
           -------------------------------------------
     4.18  Investments                                                      22
           -----------
     4.19  No Default                                                       22
           ----------
     4.20  Government Contracts                                             22
           --------------------
     4.21  [RESERVED]                                                       22
           ----------
     4.22  Hennessy Advisory Agreements                                     22
           ----------------------------
     4.23  Disclosure                                                       22
           ----------

SECTION 5.  COVENANTS                                                       23
--------------------

     5.01  Affirmative Covenants of Borrower                                23
           ---------------------------------
           (a)   Information                                                23
           (b)   Payment of Indebtedness                                    24
           (c)   Books and Records, Consultations and Inspections           25
           (d)   Payment of Taxes                                           25
           (e)   Payment of Claims                                          25
           (f)   Existence                                                  25
           (g)   Maintenance of Property                                    26
           (h)   Compliance with Laws, Regulations, Etc                     26
           (i)   Environmental Matters                                      26
           (j)   ERISA Compliance                                           26
           (k)   Notices                                                    27
           (l)   Insurance                                                  28
           (m)   Further Assurances                                         28
           (n)   Accountant                                                 28
           (o)   Financial Covenants                                        28
           (p)   Subsidiaries                                               29

     5.02  Negative Covenants of Borrower                                   30
           ------------------------------
           (a)   Limitation on Indebtedness                                 30
           (b)   Limitation on Liens                                        30
           (c)   Consolidation, Merger, Sale of Property, Etc               31
           (d)   Sale and Leaseback Transactions                            31
           (e)   Sale or Discount of Accounts                               31
           (f)   Transactions with Affiliates                               31
           (g)   Changes in Nature of Business                              31
           (h)   Fiscal Year                                                31
           (i)   Stock Redemptions and Distributions                        31
           (j)   Pension Plans                                              32
           (k)   Subordinated Indebtedness                                  32
           (l)   Restricted Investments, Acquisitions                       32
           (m)   Subsidiaries                                               32
           (n)   Limitations on Restrictive Agreements                      32
     5.03  Use of Proceeds                                                  32
           --------------

SECTION 6.  EVENTS OF DEFAULT                                               32
---------------------------

SECTION 7.  GENERAL                                                         35
-------------------
     7.01  No Waiver                                                        35
           --------
     7.02  Right of Set-Off                                                 35
           ----------------
     7.03  Cost and Expenses                                                35
           -----------------
     7.04  Environmental Indemnity                                          36
           -----------------------
     7.05  General Indemnity                                                36
           ----------------
     7.06  Authority to Act                                                 37
           ----------------
     7.07  Notices                                                          37
           -------
     7.08  Consent to Jurisdiction; Waiver of Jury Trial                    37
           ---------------------------------------------
     7.09  Governing Law                                                    37
           -------------
     7.10  Amendments and Waivers                                           37
           ----------------------
     7.11  References; Headings for Convenience                             38
           ------------------------------------
     7.12  Successors and Assigns                                           38
           ----------------------
     7.13  Notice Required by Section 432.047 R.S. Mo.; Entire Agreement    38
           -------------------------------------------------------------
     7.14  Severability                                                     38
           ------------
     7.15  Counterparts                                                     38
           ------------
     7.16  Resurrection of Borrower's Obligations                           38
           --------------------------------------
     7.17  Independence of Covenants                                        38
           -------------------------
     7.18  Subsidiary Reference                                             39
           --------------------
     7.19  Compliance with Usury Laws                                       39
           --------------------------

                                       ii

SCHEDULES
---------

4.05     Litigation
4.10     Other Debt, Guarantees and Capitalized Leases
4.12     Existing Liens
4.16     Patents, Trademarks, Copyrights and Licenses
4.17     Environmental and Health and Safety Matters
4.18     Existing Investments
4.22     Hennessy Advisory Agreements
5.02(n)  Restrictive Agreements

EXHIBITS
--------

A        Form of Note
B        Form of Certificate

                                      iii

                      AMENDED AND RESTATED LOAN AGREEMENT
                      -----------------------------------

     THIS AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement") is made and
                                                     ----------
entered into as of July 1, 2005, by and between HENNESSY ADVISORS, INC., a California corporation ("Borrower"), and U.S. BANK NATIONAL ASSOCIATION, a
                         --------
national banking association ("Lender"), and has reference to the following
                               ------
facts and circumstances:

     A. Borrower and Lender previously entered into the Loan Agreement dated as of March 15, 2004, as amended by the Amendment to Loan Agreement dated as of January 27, 2005 (the "Original Loan Agreement").
                       -----------------------

     B. Borrower and Lender desire to amend and restate the Original Loan Agreement to provide a five (5) year term loan facility which shall refinance the term loan provided under the Original Loan Agreement and provide additional loaned funds to Borrower for the purpose of financing the transactions described in the Landis Acquisition Agreements (defined below) upon, and subject to, the terms, provisions and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby mutually covenant and agree as follows:

SECTION 1.  DEFINITIONS
-----------------------

     1.01 Definitions.  In addition to the terms defined elsewhere in this
          -----------
Agreement or in any Exhibit or Schedule hereto, when used in this Agreement, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

     Accounts shall mean all trade accounts receivable of Borrower arising out
     --------
of the bona fide sale of goods and/or performance of services in the ordinary course of Borrower's business which have been invoiced by Borrower.

     Acquisition shall mean any transaction or series of related transactions,
     -----------
consummated on or after the date of this Agreement, by which Borrower or any Subsidiary directly or indirectly (a) acquires all or substantially all of the assets comprising one or more business units of any other Person, whether through purchase of assets, merger or otherwise or (b) acquires (in one transaction or as the most recent transaction in a series of transactions) at least (i) a majority (in number of votes) of the stock and/or other securities of a corporation having ordinary voting power for the election of directors (other than stock and/or other securities having such power only by reason of the happening of a contingency), (ii) a majority (by percentage of voting power) of the outstanding partnership interests of a partnership, (iii) a majority (by percentage of voting power) of the outstanding membership interests of a limited liability company or (iv) a majority of the ownership interests in any organization or entity other than a corporation, partnership or limited liability company.

     Affiliate shall mean any Person (a) which directly or indirectly through
     ---------
one or more intermediaries controls, is controlled by or is under common control with Borrower or any Subsidiary, (b) which directly or indirectly through one or more intermediaries beneficially owns or holds or has the power to direct the voting power of Five Percent (5%) or more of any class of capital stock or other equity interests of Borrower or any Subsidiary, (c) which has Five Percent (5%) or more of any class of its capital stock or other equity interests beneficially owned or held, directly or indirectly, by Borrower or any Subsidiary or (d) who is a director, officer, manager or employee of Borrower or any Subsidiary; provided, however, that no investment company registered under the Investment Company Act shall be an Affiliate of any Person except if such Person beneficially owns or holds or has the power to direct the voting power of more than Fifty Percent (50%) or more of any class of capital stock or other equity interests of such investment company; and provided further that ownership interests owned or held by any investment company registered under the Investment Company Act shall not be considered when determining whether a Person is an Affiliate of another Person. For purposes of this definition, "control" shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     Attorneys' Fees shall mean the reasonable fees (and costs, charges and
     ---------------
expenses related thereto) of the attorneys (and all paralegals, accountants and other staff employed by such attorneys) employed by Lender (excluding attorneys and paralegals who are employees of Lender or any Affiliate of Lender) from time to time (a) in connection with the negotiation, preparation, execution, delivery, amendment, modification, extension, renewal, administration and/or enforcement of this Agreement and/or any other Transaction Document, (b) in connection with the preparation, negotiation or execution of any waiver or consent with respect to this Agreement and/or any other Transaction Document,
(c) in connection with any Default or Event of Default under this Agreement, (d) to represent Lender in any litigation, contest, dispute, suit or proceeding, or to commence, defend or intervene in any litigation, contest, dispute, suit or proceeding, or to file any petition, complaint, answer, motion or other pleading or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by Lender, Borrower or any other Person and whether in bankruptcy or otherwise) in any way or respect relating to this Agreement, any other Transaction Document, Borrower, any other Obligor, any Subsidiary, any Collateral and/or any Third Party Collateral, (e) during a Default or Event of Default, to protect, collect, lease, sell, take possession of or liquidate any Collateral or any Third Party Collateral, (f) during a Default or Event of Default, to attempt to enforce any security interest in or other Lien upon any Collateral or any Third Party Collateral or to give any advice with respect to such enforcement and/or (g) during a Default or Event of Default, to enforce any of the rights or remedies of Lender to collect any of Borrower's Obligations and/or any Guarantee thereof; provided, that such Attorneys' Fees shall be determined on the basis of rates then generally applicable to the attorneys (and all paralegals, accountants and other staff employed by such attorneys) employed by Lender, which may be higher than the rates such attorneys (and all paralegals, accountants and other staff employed by such attorneys) charge Lender in certain matters.

     Borrower's Obligations shall mean any and all present and future
     ----------------------
indebtedness (principal, interest, fees, collection costs and expenses, and other amounts), liabilities and obligations (including, without limitation, guaranty obligations, letter of credit reimbursement obligations and indemnity obligations) of Borrower to Lender evidenced by or arising under or in respect of this Agreement, the Note, any other Transaction Document and/or any other agreement, document or instrument heretofore, now or hereafter executed and delivered by Borrower to Lender in connection with this Agreement, the Note, any other Transaction Document, in each case whether now existing or hereafter arising, absolute or contingent, joint and/or several, secured or unsecured, direct or indirect, expressed or implied in law, contractual or tortious, liquidated or unliquidated, at law or in equity, or otherwise, and whether created directly or acquired by Lender by assignment or otherwise, and to the extent provided herein,any and all costs of collection and/or Attorneys' Fees from time to time incurred in connection therewith.

                                       2

     Business Day shall mean any day except a Saturday, Sunday or legal holiday
     ------------
observed by Lender.

     Capital Expenditure shall mean any expenditure to purchase or otherwise
     -------------------
acquire a fixed asset (other than a Capitalized Lease Obligation) which, in accordance with GAAP, is required to be capitalized on the balance sheet of the Person making the same.

     Capital Transaction shall mean any issuance by Borrower or any Subsidiary
     -------------------
of (a) shares of its capital stock, membership interests, or other ownership interests, (b) any shares of its capital stock, membership interests, or other ownership interests, pursuant to the exercise of options or warrants, (excluding shares of capital stock issued pursuant to Borrower's existing stock option plans that allow option grants to any employees and/or directors of Borrower or any of its Subsidiaries or Affiliates, provided that any such stock option plans may not be amended without consent of Lender if such amendment would have a Material Adverse Effect), or (c) any shares of its capital stock, membership interests, or other ownership interests pursuant the conversion of any debt securities to equity.

     Capitalized Lease shall mean any lease of Property, whether real and/or
     -----------------
personal, by a Person as lessee which in accordance with GAAP is required to be capitalized on the balance sheet of such Person.

     Capitalized Lease Obligations of any Person shall mean, as of the date of
     -----------------------------
any determination thereof, the amount at which the aggregate rental obligations due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a balance sheet of such Person in accordance with GAAP.

     CERCLA shall mean the Comprehensive Environmental Response, Compensation
     ------
and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section Section 9601 et seq., and as the
                                                          ------
same may from time to time be further amended.

     Change of Control Event shall mean each and every issue, sale, transfer or
     -----------------------
other disposition, directly or indirectly, of shares of capital stock of Borrower which, after giving effect thereto, results in either: (a) Neil J. Hennessy, his spouse, lineal descendants, spouses of his lineal descendants, his estate, or any trust established primarily for his benefit and/or charitable purposes, legally or beneficially owning or controlling in the aggregate less than Twenty Five Percent (25%) (by number of votes) of the Voting Stock of Borrower; or (b) the Principal Shareholders legally or beneficially owning or controlling in the aggregate less than Thirty Percent (30%) (by number of votes) of the Voting Stock of Borrower, in each case excluding the effects of dilution due to the exercise of stock options issued under stock option plans allowed by this Agreement.

     Code shall mean the Internal Revenue Code of 1986, 26 U.S.C. Section 1, et
     ----                                                                    --
seq., as amended, and any successor statute of similar import, together with the
---
regulations and rules promulgated thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

     Collateral shall mean any Property of Borrower which now or at any time
     ----------
hereafter secures the payment or performance of any of Borrower's Obligations, excluding the Hennessy Advisory Agreements, but including any payments due thereunder and any proceeds thereof.

                                       3

     Consolidated Debt shall mean, as of the date of any determination thereof,
     -----------------
all Debt of Borrower and its Subsidiaries as of such date, determined on a consolidated basis and in accordance with GAAP.

     Consolidated Debt to Consolidated EBITDA Ratio shall mean, as of the last
     ----------------------------------------------
day of any fiscal quarter of Borrower, the ratio of (a) Consolidated Debt as of such day to (b) Consolidated EBITDA for the four (4) consecutive fiscal quarter period of Borrower ending on such day.

     Consolidated EBITDA shall mean, for the period in question, the sum of (a)
     -------------------
Consolidated Net Income during such period plus (b) to the extent deducted in
                                           ----
determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense during such period, plus (ii) all provisions for any federal, state,
                            ----
local and/or foreign income taxes made by Borrower and its Subsidiaries during such period (whether paid or deferred), plus (iii) all depreciation and
                                        ----
amortization expenses of Borrower and its Subsidiaries during such period, plus
                                                                           ----
(iv) any extraordinary losses during such period plus (v) any losses from the
                                                 ----
sale or other disposition of Property other than in the ordinary course of business during such period minus (c) to the extent added in determining such
                            -----
Consolidated Net Income, the sum of (i) any extraordinary gains during such period plus (ii) any gains from the sale or other disposition of Property other
       ----
than in the ordinary course of business during such period, all determined on a consolidated basis and in accordance with GAAP.

     Consolidated Fixed Charge Coverage Ratio shall mean, for the period in
     ----------------------------------------
question, the ratio of: (a) Consolidated EBITDA during such period minus the sum
                                                                   -----
of Borrower's and its Subsidiaries' (i) Capital Expenditures, (ii) income taxes paid or payable, and (iii) Distributions; to (b) Consolidated Fixed Charges during such period, all determined on a consolidated basis and in accordance with GAAP.

     Consolidated Fixed Charges shall mean, for the period in question, the sum
     --------------------------
of (a) the aggregate amount of all principal payments required to be made by Borrower and its Subsidiaries on all Debt during such period (including the principal portion of payments in respect of Capitalized Leases), plus (b)
                                                                 ----
Consolidated Interest Expense during such period, all determined on a consolidated basis and in accordance with GAAP.

     Consolidated Interest Expense shall mean, for the period in question,
     ----------------------------
without duplication, all gross interest expense of Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and/or related amortization and other fees and charges owed by Borrower and its Subsidiaries with respect to letters of credit, the net costs associated with interest swap obligations of Borrower and its Subsidiaries, capitalized interest expense, the interest portion of Capitalized Lease Obligations and the interest portion of any deferred payment obligation) during such period, all determined on a consolidated basis and in accordance with GAAP.

     Consolidated Net Income shall mean the after-tax net income (or loss) of
     -----------------------
Borrower and its Subsidiaries for the period in question, determined on a consolidated basis and in accordance with GAAP.

     Debt of any Person shall mean, as of the date of determination thereof, the
     ----
sum of (a) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the purchase or other acquisition of Property (other than unsecured trade accounts payable incurred in the ordinary course of business) plus (b) all Capitalized Lease Obligations of such Person plus (c) the
          ----                                                      ----
aggregate undrawn face amount of all letters of credit and/or surety bonds issued for the account and/or upon the application of such Person together with all unreimbursed drawings with respect thereto plus (d) all Guarantees by such
                                               ----
Person of Debt of others.

                                       4

     Default shall mean any event or condition the occurrence of which would,
     -------
with the lapse of time or the giving of notice or both, become an Event of Default.

     Distribution in respect of any corporation or other entity shall mean: (a)
     ------------
dividends or other distributions (other than stock dividends and stock splits) on or in respect of any of the capital stock or other equity interests of such corporation or other entity; and (b) the redemption, repurchase or other acquisition of any capital stock or other equity interests of such corporation or other entity or of any warrants, rights or other options to purchase any such capital stock or other equity interests (excluding the redemption, repurchase or other acquisition of any capital stock in connection with the exercise of stock options issued to any employee or director of Borrower or any of its Subsidiaries or Affiliates pursuant to any existing stock option plan that allows option grants to any employees, provided, that, any existing stock option plans relating to said stock options are not amended without Lender's consent if such amendment would have a Material Adverse Effect).

     Environmental Claim shall mean any administrative, regulatory or judicial
     -------------------
action, judgment, order, consent decree, suit, demand, demand letter, claim, Lien, notice of noncompliance or violation, investigation or other proceeding arising (a) pursuant to any Environmental Law or governmental or regulatory approval issued under any such Environmental Law, (b) from the presence, use, generation, storage, treatment, Release, threatened Release, disposal, remediation or other existence of any Hazardous Substance, (c) from any removal, remedial, corrective or other response action pursuant to an Environmental Law or the order of any governmental or regulatory authority or agency, (d) from any third party seeking damages, contribution, indemnification, cost recovery, compensation, injunctive or other relief in connection with a Hazardous Substance or arising from alleged injury or threat of injury to health, safety, natural resources or the environment or (e) from any Lien against any Property owned, leased or operated by Borrower or any Subsidiary in favor of any governmental or regulatory authority or agency in connection with a Release, threatened Release or disposal of a Hazardous Substance.

     Environmental Law shall mean any Federal, state, local, foreign or other
     -----------------
statute, law, rule, regulation, order, consent decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention, ordinance or other requirement relating to public health, safety or the environment, including, without limitation, those relating to Releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, Hazardous Substances or crude oil, or any fraction thereof, to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any rule, regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to any of the Property owned, leased or operated by Borrower or any Subsidiary or the operation, construction or modification of any such Property, including, without limitation, the following:
CERCLA, RCRA, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Control Act, the Clean Air Act of 1966, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1970, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990 and any similar or implementing state or local law, and any state or local statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the Release or threatened Release of Hazardous Substances or crude oil, or any fraction thereof and all rules, regulations, guidance documents and publication promulgated thereunder.

                                       5

     ERISA shall mean the Employee Retirement Income Security Act of 1974, as
     -----
amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

     ERISA Affiliate shall mean any corporation, trade or business that is,
     ---------------
along with Borrower or any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

     Event of Default shall have the meaning ascribed thereto in Section 6.
     ---------------

     GAAP shall mean, at any time, generally accepted accounting principles at
     ----
such time in the United States.

      Guarantee by any Person shall mean any obligation (other than endorsements
      ---------
of negotiable instruments for deposit or collection in the ordinary course of business), contingent or otherwise, of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, liability, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any Property constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the then outstanding principal amount of such Indebtedness for borrowed money which has been guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited, and a Guarantee in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited. Guarantee when used as a verb shall have a correlative
                       ---------
meaning.

     Hazardous Substance shall mean any hazardous or toxic material, substance
     -------------------
or waste, pollutant or contaminant which is regulated under any Environmental Law or any other statute, law, ordinance, rule or regulation of any Federal, state, local, foreign or other body, instrumentality, agency, authority or official having jurisdiction over any of the Property owned, leased or operated by Borrower or any Subsidiary or its use, including, without limitation, any material, substance or waste which is: (a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C.
Section Section 1317), as amended; (b) regulated as a hazardous waste under RCRA, as amended; (c) defined as a hazardous substance under Section 101 of CERCLA, as amended; or (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

                                       6

     Henlopen Fund shall mean shall mean The Henlopen Fund, a Delaware business
     -------------
trust, which is an investment company registered under the Investment Company
Act.

     Hennessy Advisory Agreements shall have the meaning ascribed thereto in
     ----------------------------
Section 4.22.

     Hennessy Funds shall mean those investment companies registered under the
     --------------
Investment Company Act for which Borrower serves as investment advisor, and which as of the effective date of this Agreement are the: (a) Hennessy Balanced Fund; (b) Hennessy Cornerstone Growth Fund; (c) Hennessy Cornerstone Growth Fund, Series II; (d) Hennessy Cornerstone Value Fund; (e) Hennessy Focus 30 Fund; and (f) Hennessy Total Return Fund.

     Hershey shall mean Michael L. Hershey.
     -------

     Highest Lawful Rate shall have the meaning ascribed thereto in Section
     -------------------
7.19.

     Indebtedness shall mean, with respect to any Person, without duplication,
     ------------
all indebtedness, liabilities and obligations of such Person which in accordance with GAAP are required to be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the purchase or other acquisition of Property, (b) obligations secured by any Lien on, or payable out of the proceeds of or production from, any Property owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations, (c) indebtedness, liabilities and obligations of third parties, including joint ventures and partnerships of which such Person is a venturer or general partner, recourse to which may be had against such Person, (d) obligations created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such Property, (e) Capitalized Lease Obligations of such Person, (f) the aggregate undrawn face amount of all letters of credit and/or surety bonds issued for the account of and/or upon the application of such Person together with all unreimbursed drawings with respect thereto and (g) indebtedness, liabilities and obligations of such Person under Guarantees.

     Investment shall mean any investment (including, without limitation, any
     ----------
loan or advance) by Borrower or any Subsidiary in or to any Person, whether payment therefor is made in cash or capital stock or other equity interests of Borrower or any Subsidiary, and whether such investment is by acquisition of stock or other equity interests or Indebtedness, or by loan, advance, transfer of Property out of the ordinary course of business, capital contribution, equity or profit sharing interest, extension of credit on terms other than those normal in the ordinary course of business or otherwise.

     Investment Advisers Act shall mean the Investment Advisers Act of 1940, 15
     -----------------------
U.S.C. Section 80b-1, et seq., as amended, and all rules and regulations and
                      ------
rules promulgated thereunder.

     Investment Company Act shall mean the Investment Company Act of 1940, 15
     ----------------------
U.S.C. Section 80a-1, et seq., as amended, and all rules and regulations and
                      ------
rules promulgated thereunder.

                                       7

     Lien shall mean any interest in any Property securing an obligation owed
     ----
to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract, including, without limitation, any security interest, mortgage, deed of trust, pledge, hypothecation, judgment lien or other lien or encumbrance of any kind or nature whatsoever, any conditional sale or trust receipt, any Capitalized Lease, consignment or bailment for security purposes and any Capitalized Lease. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, Capitalized Leases and other title exceptions and encumbrances affecting Property.

     Landis shall mean Landis Associates, LLC, a Delaware limited liability
     ------
company.

     Landis Acquisition Agreements shall mean, collectively:  (a) the Asset
     -----------------------------
Purchase Agreement dated March 15, 2005, executed by Borrower, as Buyer, and Landis, as Seller, and all amendments thereto; (b) the Asset Purchase Agreement dated March 15, 2005, executed by Borrower, as Buyer, and Hershey, as Seller, and all amendments thereto; and (c) the Noncompetition Agreement dated March 15, 2005, executed by Borrower and Hershey.

     Landis Acquisition Purchase Price shall mean the aggregate "Purchase Price"
     ---------------------------------
as defined in the Landis Acquisition Agreements.

     Loan shall have the meaning ascribed thereto in Section 2.01.
     ----

     Material Adverse Effect shall mean (a) a material adverse effect on the
     -----------------------
Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower and all other Obligors and Subsidiaries, taken as a whole, (b) material impairment of the ability of Borrower and/or any other Obligor to perform any of its obligations under this Agreement, the Note and/or any other Transaction Document or (c) material impairment of the enforceability of the rights of, or benefits available to, Lender under this Agreement, the Note and/or any other Transaction Document.

     Moody's shall mean Moody's Investors Service, Inc.
     -------

     Multi-Employer Plan shall mean a "multi-employer plan" as defined in
     -------------------
Section 4001(a)(3) of ERISA which is maintained for employees of Borrower, any Subsidiary or any ERISA Affiliate or to which Borrower, any Subsidiary or any ERISA Affiliate has contributed in the past or currently contributes.

     Note shall have the meaning ascribed thereto in Section 2.02(a).
     ----

     Obligor shall mean Borrower and each other Person who is or shall at any
     -------
time hereafter become primarily or secondarily liable on any of Borrower's Obligations or who grants Lender a Lien upon any of the Property of such Person as security for any of Borrower's Obligations and/or any Guarantee thereof.

     Occupational Safety and Health Laws shall mean the Occupational Safety and
     -----------------------------------
Health Act of 1970, as amended, and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety, as now or at any time hereafter in effect.

                                       8

     Operating Lease shall mean any lease of Property, whether real and/or
     ---------------
personal, by a Person as lessee which is not a Capitalized Lease.

     Operating Lease Expenses shall mean with respect to any Person, for the
     ------------------------
period in question, the aggregate amount of rental and other expenses incurred by such Person in respect of Operating Leases during such period, all determined in accordance with GAAP.

     Other Taxes shall have the meaning ascribed thereto in Section 2.11.
     -----------

     Patent, Trademark and License Security Agreement shall mean the Patent,
     ------------------------------------------------
Trademark and License Security Agreement dated as of March 14, 2004, and executed by Borrower in favor of Lender, as the same may from time to time be amended, modified, extended, renewed or restated.

     PBGC shall mean the Pension Benefit Guaranty Corporation and any entity
     -----
succeeding to any or all of its functions under ERISA.

     Pension Plan shall mean a "pension plan," as such term is defined in
     ------------
Section 3(2) of ERISA, which is established or maintained by Borrower, any Subsidiary or any ERISA Affiliate, other than a Multi-Employer Plan.

     Permitted Liens shall mean any of the following:
     ---------------

     (a)  Liens in favor of Lender;

     (b) Liens on Property of a Subsidiary to secure obligations of such Subsidiary to Borrower;

     (c) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by Section 5.01(d) and/or 5.01(e);

     (d) Liens (other than any Liens imposed by ERISA) incidental to the conduct of business or the ownership of Properties (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money or the purchase or other acquisition of Property; provided in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been set aside;

     (e) survey exceptions, easements, reservations, rights of others for rights-of-way, utilities and other similar purposes and/or zoning or other restrictions as to the use of real properties, which are necessary or desirable for the conduct of the activities of Borrower and its Subsidiaries or which customarily exist on properties of Persons engaged in similar activities and similarly situated and which do not in any event materially impair the use of such real properties in the operation of the business of the Borrower and its Subsidiaries;

                                       9

     (f)  Liens existing as of the date of this Agreement and listed on
     Schedule 4.12 attached hereto (without giving effect to any changes to
     -------------
     Schedule 4.12 made after the date of this Agreement);
     -------------

     (g) purchase money Liens granted to a Person financing a Capital Expenditure permitted by this Agreement so long as (i) the Lien granted is limited to the specific fixed assets acquired and the proceeds thereof,
     (ii) the aggregate principal amount of Debt secured by the Lien is not more than the acquisition cost of the specific fixed assets on which the Lien is granted and (iii) the transaction does not violate any other provision of this Agreement; and

     (h)  Capitalized Leases permitted by this Agreement and Operating Leases;

     (i) Liens consisting of judgment, judicial or other Liens, provided that enforcement of such Liens is effectively stayed and the obligations secured by such Liens do not exceed $500,000 in the aggregate; and

     (j) Liens arising by virtue of statutory or common law provisions related to bankers' liens, rights of setoff or similar rights and remedies to deposit accounts other than funds maintained with a depository institution.

     Person shall mean any individual, sole proprietorship, partnership, joint
     ------
venture, limited liability company, trust, unincorporated organization, association, corporation, institution, entity or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     Prime Rate shall mean the interest rate announced from time to time by
     ----------
Lender as its "prime rate" (which rate shall fluctuate as and when said prime rate shall change). Borrower acknowledges that such "prime rate" is a reference rate and does not necessarily represent the lowest or best rate offered by Lender to its customers.

     Principal Shareholders shall mean and include (a) Neil J. Hennessy, Teresa
     ----------------------
M. Nilsen, Daniel B. Steadman, Brian A. Hennessy, Rodger Offenbach, Daniel G. Libarle, Thomas L. Seavey, and Henry Hansel, and any other officers or directors of Borrower who may now, or in the future, own Voting Stock of Borrower (b) the spouses, lineal descendants and spouses of the lineal descendants of the Persons listed in clause (a) above, (c) the estates of the Persons listed in clauses (a) or (b) above who is an individual and (d) trusts established primarily for the benefit of one or more of the Persons listed in clauses (a) or (b) above and/or charitable purposes.

     Property shall mean any interest in any kind of property or asset, whether
     --------
real, personal or mixed, or tangible or intangible.  Properties shall mean the
                                                     ----------
plural of Property. For purposes of this Agreement, Borrower and each Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

     RCRA shall mean the Solid Waste Disposal Act, as amended by the Resource
     -----
Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section Section 6901 et seq., and any future amendments.
                                        ------

                                       10

     Release shall mean any spilling, leaking, pumping, pouring, emitting,
     -------
emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks and/or other receptacles containing (or containing traces of) any Hazardous Substance.

     Reportable Event shall have the meaning given to such term in ERISA.
     ----------------

     Restricted Investment shall mean any Investment, or any expenditure or any
     ---------------------
incurrence of any liability to make any expenditure for an Investment, other than:

     (a) loans and/or advances by any Subsidiary to Borrower, the payment of which is subordinated in writing to the payment of Borrower's Obligations in form and substance satisfactory to Lender;

     (b) direct obligations of the United States of America or any instrumentality or agency thereof, the payment of which is unconditionally guaranteed by the United States of America or any instrumentality or agency thereof (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);

     (c) Investments in readily marketable commercial paper which, at the time of acquisition thereof by Borrower or any Subsidiary, is rated A-1 or better by S&P and P-1 or better by Moody's and which matures within 270 days from the date of acquisition thereof, provided that the issuer of such commercial paper shall, at the time of acquisition of such commercial paper, have a senior long-term debt rating of at least A by S&P and Moody's;

     (d) negotiable certificates of deposit or negotiable bankers acceptances issued by Lender or any other bank or trust company organized under the laws of the United States of America or any state thereof, which bank or trust company (other than Lender to which such restrictions shall not apply) is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System and has a Thomson BankWatch Global Issuer Rating of "B" or better (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);

     (e) repurchase agreements, which shall be collateralized for at least 102% of face value, issued by Lender or any other bank or trust company organized under the laws of the United States or any state thereof, which bank or trust company (other than Lender to which such restrictions shall not apply) is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System and has a Thomson BankWatch Global Issuer Rating of "B" or better (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);

     (f)  Investments existing as of the date of this Agreement and listed on
     Schedule 4.18 attached hereto (without giving effect to any changes to
     -------------
     Schedule 4.18 made after the date of this Agreement), and any future
     -------------
     retained earnings in respect thereof;

     (g) Investments incurred in connection with Acquisitions permitted by this Agreement;

     (h)  Investments in one or more Subsidiaries permitted by this Agreement;

                                       11

     (i)  cash, cash equivalents and short-term marketable securities;

     (j) extensions of credit in the nature of accounts receivable or notes receivable in the ordinary course of business;

     (k)  shares of any Hennessy Fund; and

     (l) loans or advances in the usual and ordinary course of business to officers and/or employees of Borrower or a Subsidiary for business, travel, relocation and entertainment expenses in the aggregate principal amount of up to $25,000 at any one time outstanding.

     S&P shall mean Standard and Poor's Ratings Group.
     ----

     SEC shall mean the United States Securities and Exchange Commission.
     ---

     Security Agreement shall mean the Security Agreement dated as of March 14,
     ------------------
2004 and executed by Borrower in favor of Lender, as the same may from time to time be amended, modified, extended, renewed or restated.

     Subordinated Indebtedness shall mean, as of the date of any determination
     -------------------------
thereof, the aggregate principal amount of all Indebtedness of Borrower outstanding as of such date which is subordinated in writing (either by its terms or pursuant to a subordination agreement) to the payment and priority of all of Borrower's Obligations in form and substance satisfactory to Lender.

     Subsidiary shall mean any corporation or other entity of which more than
     ----------
Fifty Percent (50%) of the issued and outstanding capital stock or other equity interests entitled to vote for the election of directors, managers or other persons performing similar functions (other than by reason of default in the payment of dividends or other distributions) is at the time owned directly or indirectly by Borrower or any Subsidiary provided, however, that no investment company registered under the Investment Company Act shall be a Subsidiary of any Person except if such Person beneficially owns or holds or has the power to direct the voting power of more than Fifty Percent (50%) or more of any class of capital stock or other equity interests of such investment company; and provided further that ownership interests owned or held by any investment company registered under the Investment Company Act shall not be considered when determining whether a Person is a Subsidiary of another Person.

     Taxes shall have the meaning ascribed thereto in Section 2.21.
     -----

     Third Party Collateral shall mean any Property of any Obligor other than
     ----------------------
Borrower which now or at any time hereafter secure the payment or performance of any of Borrower's Obligations and/or any Guarantee thereof.

     Transaction Documents shall mean this Agreement, the Note, the Security
     ---------------------
Agreement, the Patent, Trademark and License Security Agreement, and any and all other agreements, documents and instruments heretofore, now or hereafter delivered to Lender with respect to or in connection with or pursuant to this Agreement, any Loans made hereunder, any of Borrower's Obligations and/or any Guarantee of any of Borrower's Obligations, and executed by or on behalf of Borrower and/or any other Obligor, including, without limitation, any agreement, document or instrument heretofore, now or hereafter executed by Borrower with or in favor of Lender providing for any interest rate swap, interest rate cap or other interest rate hedge, all as the same may from time to time be amended, modified, extended, renewed or restated.

                                       12

     Voting Stock shall mean, with respect to any corporation or other entity,
     ------------
any shares of stock or other equity interests of such corporation or other entity whose holders are entitled under ordinary circumstances to vote for the election of directors (or Persons performing similar functions) of such corporation or other entity (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     Welfare Plan shall mean a "welfare plan" as such term is defined in Section
     ------------
3(1) of ERISA, which is established or maintained by Borrower, any Subsidiary or any ERISA Affiliate, other than a Multi-Employer Plan.

     1.02 Continuance of an Event of Default. For purposes of this Agreement and
          ----------------------------------
the other Transaction Documents, an Event of Default shall deemed to be continuing until it is either cured by Borrower, or waived in writing by Lender as required by Section 7.10 of this Agreement.

     1.03 Accounting Terms and Determinations. Except as otherwise specified in
          -----------------------------------
this Agreement, all accounting terms used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made and all financial statements required to be delivered under this Agreement shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes approved by Borrower's independent certified public accountants) with the most recent audited financial statements of Borrower delivered to Lender.

SECTION 2.  LOAN.
----------------

     2.01 Loan Commitment.  Subject to the terms and conditions set forth in
          ---------------
this Agreement and so long as no Default or Event of Default has occurred and is continuing, Lender agrees, on the terms and conditions set forth in this Agreement, to make a term loan to Borrower on the date of this Agreement in the original principal amount of $13,222,721.85 (the "Loan"). The Loan shall mature
                                                  ----
on September 30, 2010 (on which date all unpaid principal and all accrued and unpaid interest shall become due and payable). The principal balance of the Loan shall be due and payable in sixty-six (66) consecutive monthly installments as follows: one (1) installment in the amount of Ninety Four Thousand Sixty and 00/100Dollars ($94,060.00), due and payable on July 10, 2005; sixty-four (64) equal consecutive monthly installments, each in the amount of One Hundred Seventy Four Thousand Two Hundred Nine and 69/100 Dollars ($174,209.69); with the sixty-sixth (66th) and final installment in the amount of the then outstanding and unpaid principal balance of the Loan due and payable on September 30, 2010.

     2.02 Note.
          ----

     (a) The Loan shall be evidenced by the Amended and Restated Term Loan Promissory Note of Borrower, payable to the order of Lender, in the original principal amount of the Loan, which Term Loan Promissory Note shall be in substantially the form of Exhibit A attached hereto and incorporated herein by
                          ---------
reference (with appropriate insertions) (as the same may from time to time be amended, modified, extended, renewed or restated, the "Note").
                                                       -----

                                       13

     (b) Lender shall record in its books and records the date and amount of the Loan and the date and amount of each payment of principal and/or interest made by Borrower with respect thereto; provided, however, that the obligation of Borrower to repay the Loan shall be absolute and unconditional, notwithstanding any failure of Lender to make any such recordation or any mistake by Lender in connection with any such recordation. The books and records of Lender showing the account between Lender and Borrower shall be admissible in evidence in any action or proceeding.

     2.03 Interest Rates.
          --------------

     (a) So long as no Event of Default has occurred and is continuing, the Loan shall bear interest on the outstanding principal amount thereof for each day until paid at an annual rate equal to the Prime Rate. So long as any Event of Default has occurred and is continuing, the Loan shall bear interest on the outstanding principal amount thereof for each day until paid at an annual rate equal to Two Percent (2%) over and above the Prime Rate. Interest on the principal balance of the Loan shall be payable monthly in arrears on the tenth
(10th) day of each month commencing July 10, 2005, and at the maturity of the Note (whether by reason of acceleration or otherwise). From and after the maturity of the Note, whether by reason of acceleration or otherwise, the Loan shall bear interest, payable on demand, for each day until paid at an annual rate equal to Two Percent (2%) over and above the Prime Rate.

     (b) Lender shall determine the interest rate(s) applicable to the Loan under this Agreement and its determination thereof shall be conclusive in the absence of manifest error.

     2.04 Computation of Interest.  Interest on the principal balance of the
          -----------------------
Loan shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     2.05 Fees.
          ----

     (a) Contemporaneously with Lender making the Loan pursuant to this Agreement, Borrower shall pay Lender a nonrefundable upfront fee in an amount equal to $33,662.87.

     (b) If Borrower fails to make any payment of any principal of or interest on the Loan within ten (10) days after the date the same shall become due and payable, whether by reason of maturity, acceleration or otherwise, in addition to all of the other rights and remedies of Lender under this Agreement and at law or in equity, Borrower shall pay Lender on demand with respect to each such late payment a late fee in an amount equal to Five Percent (5%) of the amount of each such late payment.

     2.06 Application of Payments.  Solely for the purpose of calculating
          -----------------------
interest earned by Lender, payment by or for the account of Borrower shall be applied by the Lender on account of Borrower's Obligations on the same Business Day after a deposit of funds is made in the amount of that payment in Lender's operating account at U.S. Bank National Association or to such other operating account at such other financial institution as Lender shall designate in writing in accordance with Section 7.07; provided, however, that deposits received after 12:00 noon. (St. Louis time) shall be deemed to have been received or deposited on the following Business Day.

                                       14

     2.07 Prepayments.
          -----------

     (a) Borrower may, upon notice to Lender specifying that it is paying the Loan, pay without penalty or premium the Loan in whole at any time or in part from time to time, provided that each such prepayment must be in an aggregate amount of at least $100,000 or any larger multiple of $50,000.

     (b) In addition to the regularly scheduled principal payments of the Loan under Section 2.01, and any voluntary prepayments made by Borrower under Section 2.07(a), Borrower hereby covenants and agrees to pay to Lender: (i) within ten
(10) days after receipt thereof, all of the net cash proceeds received by Borrower or any Subsidiary from any Capital Transaction; (ii) within ten (10) days after receipt thereof, all of the net cash proceeds received by Borrower or any Subsidiary from the issuance of any Subordinated Indebtedness subsequent to the date of this Agreement, excluding all proceeds of Debt between Borrower and a Subsidiary or between two Subsidiaries; and (iii) within sixty (60) days after receipt thereof, all of the net cash proceeds received by Borrower or any Subsidiary from the sale or other disposition of any Property (other than proceeds used or committed to be used to acquire replacement Property), to the extent the aggregate amount of such proceeds received by Borrower and Subsidiaries on a combined basis during any fiscal year exceeds the sum of $250,000.

     (c) All prepayments made pursuant to this Section 2.07 shall be applied to the remaining installments of principal of the Loan in the inverse order of their stated maturities until the Loan is paid in full.

     2.08 General Provisions as to Payments.  Borrower shall make each payment
          ---------------------------------
of principal of, and interest on, the Loan and of fees and all other amounts payable by Borrower under this Agreement, not later than 12:00 noon (St. Louis time) on the date when due and payable, in federal or other funds immediately available to Lender at its address referred to in Section 7.07. All payments received by Lender after 12:00 noon (St. Louis time) shall be deemed to have been received by Lender on the next succeeding Business Day. Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon, at the then applicable rate, shall be payable for such extended time.

     2.09 Capital Adequacy.  If, after the date of this Agreement, Lender shall
          ----------------
have determined in good faith that the adoption after the date of this Agreement of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or will have the effect of reducing the rate of return on Lender's capital in respect of its obligations under this Agreement to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy), then from time to time to the extent not already reflected in the Prime Rate Borrower shall pay to Lender after demand such additional amount or amounts as will compensate Lender for such reduction. All determinations made in good faith by Lender of the additional amount or amounts required to compensate Lender in respect of the foregoing shall be conclusive in the absence of manifest error. In determining such amount or amounts, Lender may use any reasonable averaging and attribution methods. Lender's claim for reimbursement or compensation under this Section 2.09 shall be in writing and shall set forth in reasonable detail Lender's calculation of the amount payable to Lender hereunder. Notwithstanding the foregoing, Lender may not seek compensation or reimburesement for amounts attributable to the period more than one (1) year prior to the date of demand.

                                       15

     2.10 Survival of Indemnities.  All indemnities and all provisions relating
          -----------------------
to reimbursement to Lender of amounts sufficient to protect the yield to Lender with respect to the Loans, including, without limitation, Section 2.09, shall survive the payment of the Note and the other Borrower's Obligations and the termination of this Agreement; provided, however, that Borrower shall have no such indemnity obligations unless a demand is made within one (1) year after the date upon which Lender's right to reimbursement arises.

     2.11 Taxes.
          -----

     (a) Any and all payments by Borrower to or for the account of Lender under or in respect of this Agreement, the Note and/or any other Transaction Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of Lender, taxes
                                      ---------
imposed on or measured by its net income, and franchise taxes imposed on it (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If
                                                               -----
Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable by Borrower to Lender under or in respect of this Agreement, the Note and/or any other Transaction Document, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11(a)) Lender receives an amount equal to the sum it would have received had no such deduction of Taxes been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) Borrower shall furnish to Lender, at its address referred to in Section 7.07, the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made under or in respect of this Agreement, the Note and/or any other Transaction Document or from the execution or delivery of, or otherwise with respect to, this Agreement, the Note and/or any other Transaction Document (hereinafter referred to as "Other Taxes").
                                                  -----------

     (c) Borrower agrees to indemnify Lender for the full amount of Taxes or Other Taxes, respectively (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this
Section 2.11), paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within fifteen (15) days from the date Lender makes demand therefor, accompanied by a certificate of Lender setting forth in reasonable detail its computation of the amount or amounts to be paid to it hereunder; provided, however, that no indemnification for any Taxes or Other Taxes shall be owed if such amounts have already been paid by Borrower as a result of an increase in the amounts otherwise payable hereunder pursuant to Section 2.11(a)(i).

     (d) The provisions of this Section 2.11 shall survive any expiration or termination of this Agreement and the payment of the Note and the other Borrower's Obligations.

SECTION 3.  PRECONDITIONS TO LOAN CLOSING. Notwithstanding any provision
-----------------------------------------
contained in this Agreement to the contrary, Lender shall have no obligation to provide the Loan to Borrower unless Lender shall have first received:

                                       16

     (a)  this Agreement and the Note, each duly executed by Borrower;

     (b) the Amendment to Security Agreement (which must be in form and substance satisfactory to Lender) duly executed by Borrower, and such
     Article 9 Certificates, Uniform Commercial Code financing statements and other documents as Lender may reasonably require in connection therewith;

     (c) the Amendment to Patent, Trademark and License Security Agreement (which must be in form and substance satisfactory to Lender) duly executed by Borrower, and such Article 9 Certificates, Uniform Commercial Code financing statements and other documents as Lender may require in connection therewith;

     (d) a copy of resolutions of the Board of Directors of Borrower, duly adopted, which authorize the execution, delivery and performance of this Agreement, the Note and the other Transaction Documents executed by Borrower, certified by the Secretary of Borrower;

     (e) a copy of the Certificate of Incorporation of Borrower, including any amendments thereto, certified by the Secretary of State of the State of California;

     (f) a copy of the By-Laws of Borrower, including any amendments thereto, certified by the Secretary of Borrower;

     (g)  the Certificate of Secretary, executed by the Secretary of Borrower;

     (h) a certificate of corporate good standing of Borrower issued by the California Secretary of State;

     (i) an opinion of counsel of Foley & Lardner LLP, outside counsel to Borrower, and in form and substance satisfactory to Lender and Lender's counsel;

     (j) UCC, tax lien, and judgment search results from the California Secretary of State and such other jurisdictions as required by Lender;

     (k) evidence of the proper filing of UCC Financing Statement(s) perfecting first priority security interests in favor of Lender in all of the Collateral (except for Permitted Liens);

     (l) UCC Financing Statement Amendment(s) terminating all UCC Financing Statements filed of record against Borrower other than UCC Financing Statements relating to Permitted Liens;

     (m) evidence satisfactory to Lender of the insurance required by this Agreement and the other Transaction Documents together with loss payable endorsements in form and substance satisfactory to Lender, duly executed by the applicable insurance company(ies);

     (n) copies of all financial statements and other Exhibits and Schedules required by this Agreement and the other Transaction Documents;

                                       17

     (o) copies of the Hennessy Advisory Agreements and all documents relating to the Hennessy Funds and the Henlopen Fund as requested by Lender;

     (p) (i) fully executed copies of the Landis Acquisition Agreements, (ii) a certificate, executed by an officer of Borrower, stating that all conditions precedent to the consummation of the transactions described in the Landis Acquisition Agreements have been fulfilled (except for payment of the Landis Acquisition Purchase Price), and (iii) a certificate, executed by U.S. Bancorp Fund Services, LLC, certifying the aggregate value of the net assets of the Henlopen Fund used to determine the Landis Acquisition Purchase Price or the relevant portion thereof, at the close of business on the Business Day immediately preceding the date of any advance under this Agreement;

     (q) copies of all proxy statements, prospectuses and related documents issued in connection with the shareholder approvals of the transaction described in the Landis Acquisition Agreements;

     (r) a letter of direction from Borrower with respect to the disbursement of the proceeds of the Loan; and

     (s) such other agreements, documents, instruments and certificates as Lender may reasonably request.

Any one or more of the conditions set forth above which have not been satisfied by Borrower on or prior to the date of disbursement of the Loan shall not be deemed permanently waived by Lender unless Lender shall waive the same in a writing which expressly states that the waiver is permanent.

SECTION 4.  REPRESENTATIONS AND WARRANTIES.
------------------------------------------

     Borrower hereby represents and warrants to Lender on the date hereof that:

     4.01 Existence and Power.  Borrower: (a) is duly incorporated or organized,
          -------------------
validly existing and in good standing under the laws of the State of California;
(b) has all requisite corporate or other powers required to carry on its business as now conducted; (c) has all requisite governmental and regulatory licenses, authorizations, consents and approvals required to carry on its business as now conducted, except such licenses, authorizations, consents and approvals the failure to have could not reasonably be expected to have a Material Adverse Effect; and (d) is qualified to transact business as a foreign entity in, and is in good standing under the laws of, all states in which it is required by applicable law to maintain such qualification and good standing except for those states in which the failure to qualify or maintain good standing would not have a Material Adverse Effect. Borrower is registered with the SEC as an investment adviser under the Investment Advisers Act.

     4.02 Authorization.  The execution, delivery and performance by Borrower of
          -------------
this Agreement, the Note, and the other Transaction Documents to which Borrower is a party are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower.

                                       18

     4.03 Binding Effect.  This Agreement, the Note, and the other Transaction
          --------------
Documents to which Borrower is a party and which have been executed contemporaneously with or prior to the execution of this Agreement have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency or other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the other Transaction Documents to which Borrower is a party which were not executed contemporaneously with or prior to the execution of this Agreement, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency or other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.04 Financial Statements.  Borrower has furnished Lender with the
          --------------------
following financial statements, identified by the Chief Executive Officer or Chief Financial Officer of Borrower: (a) consolidated balance sheets and statements of income, retained earnings and cash flows of Borrower and its Subsidiaries as of and for the fiscal years ended September 30, 2001, September 30, 2002, September 30, 2003, and September 30, 2004, all certified by Borrower's independent certified public accountants, which financial statements have been prepared in accordance with GAAP consistently applied; (b) Borrower's most recently filed Form 10KSB, for the fiscal year ended September 30, 2004;
(c) Borrower's most recently filed Form 10QSB, for the fiscal quarter ended March 30, 2005; (d) Borrower's most recently filed Form ADV, dated October 7, 2004; and (e) unaudited consolidated and consolidating balance sheets and statements of income, retained earnings and cash flows of Borrower and its Subsidiaries as of and for the fiscal quarter ended March 30, 2005. Borrower further represents and warrants to Lender that (a) said balance sheets and their accompanying notes fairly present the condition of Borrower and its Subsidiaries as of the dates thereof and have been prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end adjustments), (b) there has been no change in the condition or operation, financial or otherwise, of Borrower since September 30, 2004 which had a Material Adverse Effect, and (c) Borrower does not have any direct or contingent liabilities which were not disclosed on said financial statements or the notes thereto (unless such disclosure is not required by GAAP).

     4.05 Litigation.  Except as disclosed on Schedule 4.05 attached hereto,
          ----------                          -------------
there is no action or proceeding pending or, to the knowledge of Borrower, threatened against or affecting Borrower before any court, arbitrator or any governmental, regulatory or administrative body, instrumentality, authority, agency or official which, if determined adversely against Borrower, could reasonably be expected to have a Material Adverse Effect. Borrower is not in default with respect to any order, writ, injunction, decision or decree of any court, arbitrator or any governmental, regulatory or administrative body, instrumentality, authority, agency or official, a default under which could reasonably be expected to have a Material Adverse Effect. There are no outstanding judgments against Borrower.

     4.06 Pension and Welfare Plans.  Each Pension Plan and Welfare Plan
          -------------------------
complies in all material respects with ERISA and all other applicable statutes and governmental and regulatory rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; neither Borrower nor any ERISA Affiliate has withdrawn from any Multi-Employer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 or 4205 of ERISA, respectively; neither Borrower nor any ERISA Affiliate has entered into an agreement pursuant to Section 4204 of ERISA; neither Borrower nor any ERISA Affiliate has in the past contributed to or currently contributes to a Multi-Employer Plan; neither Borrower nor any ERISA Affiliate has any withdrawal liability with respect to a Multi-Employer Plan; no steps have been instituted by Borrower or any ERISA Affiliate to terminate any Pension Plan; no condition exists or event or transaction has occurred in connection with any Pension Plan, Multi-Employer Plan or Welfare Plan which could result in the incurrence by Borrower or any ERISA Affiliate of any material liability, fine or penalty; and neither Borrower nor any ERISA Affiliate is a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA of a "single-employer plan" as defined in Section 4001(a)(15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. Except as disclosed on the consolidated financial statements of Borrower and its Subsidiaries delivered by Borrower to Lender, neither Borrower nor any ERISA Affiliate has any liability with respect to any Welfare Plan.

                                       19

     4.07 Tax Returns and Payment.  Borrower has filed all federal, state,
          -----------------------
local, foreign and other income and other tax returns which are required to be filed and has paid all taxes which have become due pursuant to such returns and all other taxes, assessments, fees and other governmental charges upon Borrower and/or upon its Properties, assets, income and franchises which have become due and payable by Borrower, except those wherein the amount, applicability or validity are being contested by Borrower, by appropriate proceedings being diligently conducted in good faith and in respect of which adequate reserves in accordance with GAAP have been established. There is no asserted or assessed (or to Borrower's knowledge, proposed) tax deficiency against Borrower which, if determined adversely against Borrower, could reasonably be expected to have a Material Adverse Effect.

     4.08 Subsidiaries.  Borrower has no Subsidiaries.
          ------------

     4.09 Compliance With Other Instruments; None Burdensome.  Borrower is not a
          --------------------------------------------------
party to any contract or agreement or subject to any charter or other corporate or other restriction which could reasonably be expected to have a Material Adverse Effect and which is not disclosed on Borrower's financial statements heretofore submitted to Lender; none of the execution and delivery by Borrower of the Transaction Documents, the consummation of the transactions therein contemplated or the compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower, or any of the provisions of the Certificate or Articles of Incorporation or By-Laws of Borrower or any of the provisions of any indenture, agreement, document, instrument or undertaking to which Borrower is a party or subject, or by which Borrower or any Property of Borrower is bound, or conflict with or constitute a default thereunder or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, agreement, document, instrument or undertaking (other than in favor of Lender pursuant to the Transaction Documents). Except for the filing of this Agreement with the SEC, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental, regulatory, administrative or public body or authority, or any subdivision thereof, or any other Person is required to be made or obtained by Borrower to authorize, or is required in connection with, the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, any of the Transaction Documents.

     4.10 Other Debt, Guarantees and Capitalized Leases. Except as disclosed on
          ---------------------------------------------
Schedule 4.10 attached hereto, Borrower is not a borrower, guarantor or obligor
-------------
with respect to, or a lessee under, any Debt, Guarantees or Capitalized Leases.

     4.11 Labor Matters.   Borrower is not a party to any labor dispute which
          -------------
could reasonably be expected to have a Material Adverse Effect. There are no strikes or walkouts relating to any labor contract to which Borrower is subject. Hours worked and payments made to the employees of Borrower and its Subsidiaries have not been in violation of (a) the Fair Labor Standards Act or (b) any other applicable law dealing with such matters, the violation of which could reasonably be expected to have a Material Adverse Effect. All payments due from Borrower, or for which any claim may be made against Borrower, in respect of wages, employee health and welfare insurance and/or other benefits have been paid or accrued as a liability on its books.

                                       20

     4.12 Title to Property.  Borrower is the sole and absolute owner of, or has
          -----------------
the legal right to use and occupy, all Property it claims to own or which is necessary for Borrower to own to conduct its business, and all of such Property is free and clear of all Liens other than Permitted Liens. Borrower enjoys peaceful and undisturbed possession in all material respects under all material leases under which it is operating as a lessee.

     4.13 Regulation U.  Borrower is not engaged principally, or as one of its
          ------------
important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended) and no part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (a) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations U, T or X thereof, as amended.

     4.14 Multi-Employer Pension Plan Amendments Act of 1980.  Borrower is in
          --------------------------------------------------
compliance with the Multi-Employer Pension Plan Amendments Act of 1980, as amended ("MEPPAA"), and Borrower does not have any liability for pension
          ------
contributions pursuant to MEPPAA.

     4.15 Investment Company Act; Public Utility Holding Company Act of 1935.
          ------------------------------------------------------------------
Borrower is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act. Borrower is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

     4.16 Patents, Trademarks, Copyrights, Licenses, Etc.  Except as disclosed
          ----------------------------------------------
on Schedule 4.16 attached hereto, Borrower does not own any patents, patent
   -------------
applications, patent rights, trademarks, trademark applications, trademark rights, copyrights, licenses or other intellectual property which are material to the business of Borrower. Borrower possesses all necessary patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses and other intellectual property to conduct its business without conflict with any patent, patent right, trademark, trademark right, trade name, copyright, license or other intellectual property of any other Person.

     4.17 Environmental and Safety and Health Matters.  Except as disclosed on
          -------------------------------------------
Schedule 4.17 attached hereto: (a) the operations of Borrower comply with all
-------------
applicable Environmental Laws and all applicable Occupational Safety and Health Laws, the violation or noncompliance with which could reasonably be expected to have a Material Adverse Effect; (b) none of the operations of Borrower are subject to any Environmental Claim or any judicial, governmental, regulatory or administrative proceeding alleging the violation of any Occupational Safety and Health Law, which, if determined adversely against Borrower, could reasonably be expected to have a Material Adverse Effect; (c) none of the operations of Borrower is the subject of any Federal or state investigation evaluating whether any remedial action is needed to respond to any Release of Hazardous Substances or any unsafe or unhealthful condition at any premises owned, leased or operated by Borrower, which, if determined adversely to Borrower, could reasonably be expected to have a Material Adverse Effect; (d) Borrower has not filed any notice which reasonably could be expected to have a Material Adverse Effect under any Environmental Law or Occupational Safety and Health Law indicating or reporting (i) any past or present spillage, leakage or Release into the environment of, or treatment, storage or disposal of, any Hazardous Substance or
(ii) any unsafe or unhealthful condition at any premises owned, leased or operated by Borrower; and (e) Borrower does not have any material contingent liability in connection with (i) any spillage, disposal or Release into the environment of, or otherwise with respect to, any Hazardous Substances or
(ii) any unsafe or unhealthful condition at any premises owned, leased or operated by Borrower.

                                       21

     4.18 Investments.  Borrower does not have any Restricted Investments.
          -----------

     4.19 No Default.  No Default or Event of Default under this Agreement has
          ----------
occurred and is continuing. There is no "Event of Default" of Borrower under the Hennessy Advisory Agreements, or any of the Landis Acquisition Agreements. There is no existing default or event of default under or with respect to any other indenture, contract, agreement, lease or other instrument to which Borrower is a party or by which any Property of Borrower is bound or affected, a default under which could reasonably be expected to have a Material Adverse Effect. Borrower has and is in full compliance with and in good standing with respect to all governmental and/or regulatory permits, licenses, certificates, consents and franchises necessary to continue to conduct its business as previously conducted by it and to own or lease and operate its Properties as now owned or leased by it, the failure to have or noncompliance with which could reasonably be expected to have a Material Adverse Effect, and, to the best of Borrower's knowledge, none of said permits, certificates, consents or franchises contain any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business as Borrower. Borrower is not in violation of any applicable statute, law, rule, regulation or ordinance of the United States of America, of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, a violation of which could reasonably be expected to have a Material Adverse Effect.

     4.20 Government Contracts.  Borrower is not a party to or bound by any
          --------------------
supply or purchase agreements with the federal government or any state or local government or any agency thereof, the termination or cancellation of which could reasonably be expected to have a Material Adverse Effect.

     4.21 [RESERVED].

     4.22 Hennessy Advisory Agreements. All of the agreements between Borrower
          ----------------------------
and those investment companies registered under the Investment Company Act for which Borrower serves as investment advisor (collectively, as the same may be amended or restated from time to time, or any time, the "Hennessy Advisory
                                                         -----------------
Agreements") are described in Schedule 4.22 attached hereto.  None of the
----------                    -------------
Hennessy Advisory Agreements have been terminated; Borrower is in material compliance with all of the Hennessy Advisory Agreements; and no material events of default of Borrower exist under any of the Hennessy Advisory Agreements.

     4.23 Disclosure.  Neither this Agreement nor any of the Exhibits or
          ----------
Schedules hereto nor any certificate or other data furnished to Lender in writing by or on behalf of Borrower required to be provided by this Agreement contains any untrue or incorrect statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. To the best knowledge of Borrower, there is no fact peculiar to Borrower which presently has a Material Adverse Effect or in the future (so far as Borrower can now foresee) could reasonably be expected to have a Material Adverse Effect, which has not heretofore been disclosed in writing by Borrower to Lender.

                                       22

SECTION 5.  COVENANTS.
---------------------

     5.01 Affirmative Covenants of Borrower.  Borrower covenants and agrees
          ---------------------------------
that, so long as any of Borrower's Obligations remain unpaid:

     (a)  Information.  Borrower will deliver to Lender:
          -----------

     (i) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, consolidated and consolidating balance sheets of Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case, in comparative form, the figures for the previous fiscal year, all such financial statements to be prepared in accordance with GAAP consistently applied and reported on by and accompanied by the unqualified opinion of Pisenti & Brinkner LLP, or other independent certified public accountants selected by Borrower and reasonably acceptable to Lender, together with (A) a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual audit report, such accountants have not become aware of any Default or Event of Default that has occurred and is continuing, or, if such accountants have become aware of any such event, describing it and the steps, if any, being taken to cure it and (B) the computations of such accountants evidencing Borrower's compliance with the financial covenants contained in Sections 5.01(o) and 5.02(i) of this Agreement;

     (ii) as soon as available and in any event within thirty (30) days after the end of each fiscal month of each fiscal year of Borrower, consolidated and consolidating balance sheets of Borrower and its Subsidiaries as of the end of such fiscal month and the related consolidated and consolidating statements of income, retained earnings and cash flows for such fiscal month and for the portion of Borrower's fiscal year ended at the end of such fiscal month, setting forth in each case in comparative form, the figures for the corresponding fiscal month and the corresponding portion of Borrower's previous fiscal year, all in reasonable detail and satisfactory in form to Lender and certified (subject to audit and normal year-end adjustments and footnote disclosures) as to GAAP by the President or the Chief Financial Officer of Borrower;

     (iii) as soon as available and in any event within forty five (45) days after the end of each fiscal quarter of each fiscal year of Borrower, consolidated and consolidating balance sheets of Borrower and its Subsidiaries as of the end of such fiscal quarter and the related consolidated and consolidating statements of income, retained earnings and cash flows for such fiscal quarter and for the portion of Borrower's fiscal year ended at the end of such fiscal month, setting forth in each case in comparative form, the figures for the corresponding fiscal quarter and the corresponding portion of Borrower's previous fiscal year, all in reasonable detail and satisfactory in form to Lender and certified (subject to audit and normal year-end adjustments and footnote disclosures) as to GAAP by the President or the Chief Financial Officer of Borrower;

                                       23

     (iv) within fifteen (15) days after filing with the SEC, notification that a Form 10QSB, Form 10KSB or Form ADV, or any successor SEC filing, as applicable, has been filed with the SEC;

     (v) simultaneously with the delivery of each set of financial statements or notice referred to in Section 5.01(a)(i), 5.01(a)(ii), and 5.01(a)(iii), a certificate of the Chief Executive Officer or Chief Financial Officer of Borrower in the form attached hereto as Exhibit B and incorporated herein by reference, accompanied by supporting financial work sheets where appropriate, (A) evidencing Borrower's compliance with the financial covenants contained in Sections 5.01(o) and 5.02(i) of this Agreement, (B) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto and
     (C) certifying that all of the representations and warranties made by Borrower and/or any other Obligor in this Agreement and/or in any other Transaction Document are true and correct in all material respects on and as of the date of such certificate as if made on and as of the date of such certificate;

     (vi) promptly upon receipt thereof from its independent accountants in connection with any annual, interim or special audit made by them of the books of Borrower or any Subsidiary, any written reports that Borrower is required to disclose to its Audit Committee to Borrower or any Subsidiary (other than reports previously delivered);

     (vii) as soon as available and in any event at least thirty (30) days before the beginning of each fiscal year of Borrower, consolidated and consolidating balance sheet, income statement and cash flow projections for Borrower and its Subsidiaries for such fiscal year on a month-by-month basis, all in form and detail reasonably acceptable to Lender; and

     (viii) with reasonable promptness, such further information regarding the business, affairs and financial condition of Borrower or any Subsidiary as Lender may from time to time reasonably request.

Lender is hereby authorized to deliver a copy of any financial statement or other information made available by Borrower or any Subsidiary to any regulatory authority having jurisdiction over Lender, pursuant to any request therefor.

     (b)  Payment of Indebtedness.  Borrower will, and it will cause each
          -----------------------
Subsidiary to, (i) pay and discharge any and all Indebtedness payable or Guaranteed by Borrower or such Subsidiary, as the case may be, and any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in accordance with the agreement, document or instrument relating to such Indebtedness or Guarantee; provided, however, that neither Borrower nor any Subsidiary shall be required to pay any such Indebtedness which does not constitute Debt the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that Borrower or such Subsidiary, as the case may be, shall pay or cause to be paid all such Indebtedness forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner reasonably satisfactory to Lender and (ii) faithfully perform, observe and discharge all covenants, conditions and obligations which are imposed upon Borrower or such Subsidiary, as the case may be, by any and all agreements, documents, instruments and indentures evidencing, securing or otherwise relating to such Indebtedness or Guarantee.

                                       24

     (c)  Books and Records; Consultations and Inspections. Borrower will, and
          ------------------------------------------------
it will cause each Subsidiary to, maintain books and records sufficient to permit the preparation of financial statements in accordance with GAAP and in which true, correct and complete entries shall be made of all dealings and transactions in relation to its business and activities. Borrower will, and it will cause each Subsidiary to, permit Lender (and any Person appointed by Lender to whom Borrower does not reasonably object) to discuss the affairs, finances and accounts of Borrower and each Subsidiary with the designated officers of Borrower and each Subsidiary and their independent public accountants, all at such reasonable times and as often as Lender may from time to time reasonably request. Borrower will also permit, and will cause each Subsidiary to permit, inspection of its Properties, books and records by the Lender during normal business hours and at other reasonable times. Borrower will reimburse Lender upon demand for all reasonable costs and expenses incurred by Lender in connection with any such inspection conducted by Lender while any Default or Event of Default under this Agreement has occurred and is continuing. Borrower irrevocably authorizes Lender while any Default or Event of Default under this Agreement has occurred and is continuing to communicate directly with its independent public accountants and irrevocably authorizes and directs such accountants to disclose to Lender any and all information with respect to the business and financial condition of Borrower and each Subsidiary as Lender may from time to time reasonably request in writing.

     (d)  Payment of Taxes.  Borrower will, and it will cause each Subsidiary
          ----------------
to, duly file all federal, state and local income tax returns and all other tax returns and reports of Borrower or such Subsidiary, as the case may be, which are required to be filed and duly pay and discharge promptly all taxes, assessments and other governmental charges imposed upon it or any of its Property; provided, however, that neither Borrower nor any Subsidiary shall be required to pay any such tax, assessment or other governmental charge the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that Borrower or such Subsidiary, as the case may be, shall pay or cause to be paid all such taxes, assessments and governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner reasonably satisfactory to Lender.

     (e)  Payment of Claims.  Borrower will, and it will cause each Subsidiary
          -----------------
to, promptly pay and discharge (i) all trade accounts payable and normal accruals in accordance with its usual and customary business practices and (ii) all claims for work, labor or materials which if unpaid could become a Lien upon any of its Property; provided, however, that neither Borrower nor any Subsidiary shall be required to pay any such trade account payable, accrual or claim the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that Borrower or such Subsidiary, as the case may be, shall pay or cause to be paid all such trade accounts payable, accruals and claims forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner reasonably satisfactory to Lender.

     (f)  Existence.  Borrower will, and it will cause each Subsidiary to, do
          ---------
all things necessary to (i) preserve and keep in full force and effect at all times its corporate or other existence and all permits, licenses, franchises and other rights material to its business and (ii) be duly qualified to do business and be in good standing in all jurisdictions where the nature of its business or its ownership of Property requires such qualification except for those jurisdictions in which the failure to qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect.

                                       25

     (g)  Maintenance of Property.  Borrower will, and it will cause each
          -----------------------
Subsidiary to, at all times, preserve and maintain all of the Property used or useful in the conduct of its business in good condition, working order and repair, ordinary wear and tear excepted.

     (h)  Compliance with Laws, Regulations, Etc.  Borrower will, and it will
          ---------------------------------------
cause each Subsidiary to, comply with any and all laws, ordinances and governmental and regulatory rules and regulations to which Borrower or such Subsidiary, as the case may be, is subject (including, without limitation, all Occupational Safety and Health Laws and all Environmental Laws) and obtain any and all licenses, permits, franchises and other governmental and regulatory authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have a Material Adverse Effect.

     (i)  Environmental Matters.  Borrower shall give Lender prompt written
          ---------------------
notice of (i) any Environmental Claim or any other action or investigation with respect to the existence or potential existence of any Hazardous Substances instituted or threatened with respect to Borrower or any Subsidiary or any of the Properties or facilities owned, leased or operated by Borrower or any Subsidiary which, if determined adversely to Borrower or any Subsidiary, could reasonably be expected to have a Material Adverse Effect and (ii) any condition or occurrence on any of the Properties or facilities owned, leased or operated by Borrower or any Subsidiary which constitutes a violation of any Environmental Laws or which gives rise to a reporting obligation or requires removal or remediation under any Environmental Laws. Within thirty (30) days after the giving of any such notice, Borrower shall deliver to Lender Borrower's plan with respect to removal or remediation and Borrower agrees to take all action which is reasonably necessary in connection with such action, investigation, condition or occurrence in accordance with such plan with due diligence and to complete such removal or remediation as promptly as possible and in all events within the time required by any Environmental Laws or any other applicable law, rule or regulation. Borrower shall promptly provide Lender with copies of all documentation relating thereto, and such other information with respect to environmental matters as Lender may request from time to time.

     (j)  ERISA Compliance.  If Borrower, any Subsidiary or any ERISA Affiliate
          ----------------
shall have any Pension Plan, Borrower, such Subsidiary or such ERISA Affiliate, as the case may be, shall comply with all requirements of ERISA relating to such Pension Plan. Without limiting the generality of the foregoing, Borrower will not, and it will not cause or permit any Subsidiary or any ERISA Affiliate to:
(i) permit any Pension Plan maintained by Borrower, any Subsidiary or any ERISA Affiliate to engage in any nonexempt "prohibited transaction," as such term is defined in Section 4975 of the Code; (ii) permit any Pension Plan maintained by Borrower, any Subsidiary or any ERISA Affiliate to incur any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, 29 U.S.C.
Section 1082, whether or not waived; (iii) terminate any Pension Plan in a manner which could result in the imposition of a Lien on any Property of Borrower, any Subsidiary or any ERISA Affiliate pursuant to Section 4068 of ERISA, 29 U.S.C. Section 1368; or (iv) take any action which would constitute a complete or partial withdrawal from a Multi-Employer Plan within the meaning of Sections 4203 or 4205 of Title IV of ERISA. Notwithstanding any provision contained in this Section 5.01(j) to the contrary, an act by Borrower or any Subsidiary shall not be deemed to constitute a violation of this Section 5.01(j) unless the Lender determines in good faith that said action, individually or cumulatively with other acts of Borrower and its Subsidiaries, has or could reasonably be expected to have a Material Adverse Effect.

                                       26

     (k)  Notices.  Borrower will notify Lender in writing of any of the
          -------
following within three (3) Business Days after Borrower's Chief Executive Officer or Chief Financial Officer has actual knowledge thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

     (i)    the occurrence of any Default or Event of Default;

     (ii) the occurrence of any default or event of default by Borrower, any other Obligor or any Subsidiary under any note, indenture, loan agreement, mortgage, deed of trust, security agreement, lease or other similar agreement, document or instrument to which Borrower, any other Obligor or any Subsidiary, as the case may be, is a party or by which it is bound or to which it is subject and which relates to Indebtedness in excess of $100,000;

     (iii) the institution of any litigation, arbitration proceeding or governmental or regulatory proceeding against Borrower, any other Obligor or any Subsidiary, whether or not considered to be covered by insurance, in which the prayer or claim for relief seeks recovery of an amount in excess of $100,000 (or, if no dollar amount is specified in the prayer or claim for relief, in which there is a reasonable likelihood of recovery of an amount in excess of $100,000) or any form of equitable relief which could reasonably be expected to have a Material Adverse Effect;

     (iv) the entry of any judgment or decree against Borrower, any other Obligor or any Subsidiary in excess of $100,000, or which grants equitable relief which could reasonably be expected to have a Material Adverse Effect;

     (v) the occurrence of a Reportable Event with respect to any Pension Plan of Borrower; the filing of a notice of intent to terminate a Pension Plan by Borrower, any ERISA Affiliate or any Subsidiary; the institution of proceedings to terminate a Pension Plan of Borrower by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by Borrower, any ERISA Affiliate or any Subsidiary from any Multi-Employer Plan; or the incurrence of any material increase in the contingent liability of Borrower or any Subsidiary with respect to any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries;

     (vi) the occurrence of any change in the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower, any other Obligor or any Subsidiary that could reasonably be anticipated to have a Material Adverse Effect;

     (vii) any change in the name of Borrower, any other Obligor or any Subsidiary;

     (viii) any proposed opening, closing or other change of any place of business of Borrower, any other Obligor or any Subsidiary that could reasonably be anticipated to have a Material Adverse Effect;

                                       27

     (ix) any change in Borrower's or any Subsidiary's line(s) of business that could reasonably be anticipated to have a Material Adverse Effect;

     (x)    the occurrence of any Change of Control Event;

     (xi) receipt of a notice of termination of any Hennessy Advisory Agreement; and

     (xii) any notices required to be provided pursuant to other provisions of this Agreement and notice of the occurrence of such other events as Lender may from time to time reasonably specify.

     (l)  Insurance.  Borrower will continue to, and it will cause each
          ---------
Subsidiary to, insure all of its Property in the manner such Property is currently insured; subject to Lender's review and approval of Borrower's current insurance companies, policies, coverages, premiums and related matters. All such insurance may be subject to reasonable deductible amounts.

NOTICE REQUIRED BY SECTION 427.120(3) R.S. MO. "UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN."

     (m)  Further Assurances.  Borrower will execute and deliver to Lender, at
          ------------------
any time and from time to time, any and all further agreements, documents and instruments, and take any and all further actions which may be required under applicable law, or which Lender may from time to time reasonably request, in order to effectuate the transactions contemplated by this Agreement and the other Transaction Documents.

     (n)  Accountant.  Borrower will give Lender prompt notice of any change of
          ----------
Borrower's independent certified public accountants and a statement of the reasons for such change. Borrower shall at all times utilize independent certified public accountants reasonably acceptable to Lender.

     (o)  Financial Covenants.
          -------------------

          (i)  Minimum Consolidated EBITDA.  Borrower will have Consolidated
               ---------------------------
     EBITDA at or above the levels, and for the fiscal periods of Borrower, as follows:

                                       28


          AS OF FISCAL QUARTER ENDING:             CONSOLIDATED EBITDA:
          ----------------------------             --------------------

          09/30/05                                 $4,950,000
          12/31/05                                 $4,950,000
          03/31/06                                 $5,500,000
          06/30/06                                 $5,500,000
          09/30/06                                 $5,850,000
          12/31/06                                 $5,850,000
          03/31/07                                 $6,000,000
          06/30/07                                 $6,000,000
          09/30/07                                 $6,500,000
          12/31/07                                 $6,500,000
          03/31/08                                 $6,750,000
          06/30/08                                 $6,750,000
          09/30/08                                 $7,300,000
          12/31/08                                 $7,300,000
          03/31/09                                 $7,500,000
          06/30/09                                 $7,500,000
          09/30/09                                 $8,200,000
          12/31/09                                 $8,200,000
          03/31/10                                 $8,400,000
          06/30/10                                 $8,400,000
          09/30/10                                 $8,600,000

          (ii) Minimum Consolidated Fixed Charge Coverage Ratio. Borrower will
               ------------------------------------------------
     have a Consolidated Fixed Charge Coverage Ratio for each fiscal quarter of at least 1.25 to 1.00, measured as of the last day of each fiscal quarter.

          (iii)  Maximum Consolidated Debt to Consolidated EBITDA Ratio.
                 ------------------------------------------------------
     Borrower will have a Consolidated Debt to Consolidated EBITDA Ratio of not more than the levels, and for the fiscal periods of Borrower, as follows:

          AS OF FISCAL QUARTER            CONSOLIDATED DEBT TO CONSOLIDATED
          ENDING:                         EBITDA RATIO:
          --------------------            ---------------------------------

          09/30/05                        2.60 to 1.00
          12/31/05                        2.60 to 1.00
          03/31/06                        2.25 to 1.00
          06/30/06                        2.25 to 1.00
          09/30/06 and each
          fiscal quarter
          thereafter                      2.00 to 1.00

     (p)  Subsidiaries.  If Borrower or any Subsidiary creates, forms or
          ------------
acquires any Subsidiary on or after the date of this Agreement, Borrower or such Subsidiary, as the case may be, will, contemporaneously with the creation, formation or acquisition of such Subsidiary, (i) grant Lender a first priority perfected security interest in and lien on all of the issued and outstanding shares of capital stock or other equity interests of such Subsidiary owned by Borrower or one of its Subsidiaries and (ii) cause such Subsidiary to (A) guaranty the payment and performance of all of Borrower's Obligations and (B) secure said guaranty with a first priority perfected security interest in and lien on all of the accounts, inventory, documents, instruments, chattel paper, general intangibles, goods, machinery, equipment, investment property, other tangible and intangible personal property, real property and books and records of such Subsidiary and the proceeds thereof, all pursuant to documentation (including, without limitation, an amendment to this Agreement if requested by Lender) in form and substance reasonably satisfactory to Lender. Borrower shall notify Lender in writing of any formation, acquisition, merger or liquidation of any Subsidiary, or any change in the capitalization of any Subsidiary, in each case, in accordance with the terms of this Agreement.

                                       29

     5.02 Negative Covenants of Borrower.  Borrower covenants and agrees that,
          ------------------------------
so long as Borrower's Obligations remain unpaid, unless the prior written consent of Lender is obtained:

     (a)  Limitation on Indebtedness.  Borrower will not, and it will not cause
          --------------------------
or permit any Subsidiary to, incur or be obligated on any Indebtedness (including any Subordinated Indebtedness), either directly or indirectly, by way of Guarantee, suretyship or otherwise, other than:

     (i)    Borrower's Obligations;

     (ii) unsecured trade accounts payable and other normal accruals incurred in the ordinary course of business (provided, however, that neither Borrower nor any Subsidiary shall be required to pay any such account payable or other accrual the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that Borrower or such Subsidiary, as the case may be, shall pay or cause to be paid all such accounts payable and accruals forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner reasonably satisfactory to Lender);

     (iii) Indebtedness existing as of the date of this Agreement and listed on Schedule 4.10 attached hereto (without giving effect to any changes to
        -------------
     Schedule 4.10 made after the date of this Agreement);
     -------------

     (iv) purchase money Indebtedness incurred solely to finance Capital Expenditures and Capitalized Leases permitted by this Agreement;

     (v)    Capitalized Lease Obligations permitted by this Agreement;

     (vi) Subordinated Indebtedness;

     (vii) deferred Indebtedness incurred in connection with Acquisitions permitted by this Agreement;

     (viii) other Indebtedness not otherwise permitted by this Section 5.02(a) in an amount not to exceed $500,000 in the aggregate at any one time outstanding for Borrower and all of its Subsidiaries on a combined basis;

     (ix) any Indebtedness incurred as a result of the amendment, refinancing or replacement of any of the foregoing, provided that the amounts of such Indebtedness are not increased as the result of such amendment, refinancing or replacement without Lender's prior written consent, unless such increase is permitted under this Agreement.

     (b)  Limitation on Liens.  Borrower will not, and will not cause or permit
          -------------------
any Subsidiary to, create, incur or assume, or suffer to be incurred or to exist, any Lien on any of its Property, whether now owned or hereafter acquired, or upon any income or profits therefrom, except for Permitted Liens.

                                       30

     (c)  Consolidation, Merger, Sale of Property, Etc  Borrower will not, and
          --------------------------------------------
it will not cause or permit any Subsidiary to, directly or indirectly merge or consolidate with or into any other Person or permit any other Person to merge into or with or consolidate with it; provided, however, that any Subsidiary may directly or indirectly merge or consolidate with or into Borrower or another Subsidiary and provided further that Borrower may directly or indirectly merger or consolidate with or into a Subsidiary in a transaction in which Borrower's then-existing shareholders own the same percentage of the interest in surviving entity as they owned in Borrower immediately prior to such transaction.

     (d)  Sale and Leaseback Transactions.  Borrower will not, and it will not
          -------------------------------
cause or permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby Borrower or such Subsidiary shall in one or more related transactions sell, transfer or otherwise dispose of any Property owned by Borrower or such Subsidiary to any Person and then rent or lease, as lessee, such Property or any part thereof for a period or periods which in the aggregate would exceed twelve (12) months from the date of commencement of the lease term.

     (e)  Sale or Discount of Accounts. Borrower will not, and it will not cause
          ----------------------------
or permit any Subsidiary to, sell or discount (other than prompt payment discounts granted in the ordinary course of business) any of its Accounts or notes receivable or chattel paper, except as required by the Hennessy Advisory Agreements.

     (f)  Transactions with Affiliates. Borrower will not, and it will not cause
          ----------------------------
or permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of Property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of business and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

     (g)  Changes in Nature of Business. Borrower will not, and it will not
          -----------------------------
cause or permit any Subsidiary to, engage in any business if, as a result, the general nature of the business which would then be engaged in by Borrower and its Subsidiaries, considered as a whole, would be substantially changed from the general nature of the business engaged in by Borrower as of the date of this Agreement.

     (h)  Fiscal Year.  Borrower will not, and it will not cause or permit any
          -----------
Subsidiary to, change its fiscal year.

     (i)  Stock Redemptions and Distributions. Borrower will not, and it will
          -----------------------------------
not cause or permit any Subsidiary to, declare or incur any liability to make any Distribution in respect of the capital stock or other equity interests of Borrower or the capital stock or other equity interests of such Subsidiary, as the case may be, provided, however, that so long as no Default or Event of Default has occurred and is continuing or would be created thereby, Borrower may distribute cash, redeem, repurchase or acquire capital stock or other equity interests of Borrower or any Subsidiary, or issue any warrants, rights or other options to purchase any such capital stock or other equity interests, in an aggregate amount not to exceed Ten Percent (10%) of Borrower's Consolidated Net Income for the previous fiscal year of Borrower.

                                       31

     (j)  Pension Plans.  Borrower will not, and it will not cause or permit any
          -------------
Subsidiary to, (a) permit any condition to exist in connection with any Pension Plan which would constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan or (b) engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which could result in the incurrence by Borrower, any Subsidiary or any ERISA Affiliate of any material liability, fine or penalty.

     (k)  Subordinated Indebtedness.  Borrower will not make any payment of
          -------------------------
principal, interest or other amount on or with respect to any of its Subordinated Indebtedness to the extent prohibited by the subordination provisions governing the same.

     (l)  Restricted Investments; Acquisitions.  Borrower will not, and it will
          ------------------------------------
not cause or permit any Subsidiary to, directly or indirectly, make any Restricted Investments. Borrower will not, and it will not cause or permit any Subsidiary to, directly or indirectly, make any Acquisitions.

     (m)  Subsidiaries.  Borrower will not, and it will not cause or permit any
          ------------
Subsidiary to, create, form or acquire any Subsidiary.

     (n)  Limitations on Restrictive Agreements. Borrower will not, and it will
          -------------------------------------
not cause or permit any Subsidiary to, enter into, or permit to exist, any agreement with any Person which prohibits or limits the ability of Borrower or such Subsidiary, as the case may be, to (a) pay dividends or make other Distributions or prepay any Indebtedness owed to Borrower and/or any Subsidiary,
(b) make loans or advances to Borrower and/or any Subsidiary, (c) transfer any of its Properties to Borrower and/or any Subsidiary (other than with respect to Property subject to Permitted Liens) or (d) create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired (other than with respect to Property subject to Permitted Liens); provided that the foregoing shall not apply to restrictions in effect on the date of this Agreement contained in agreements governing Debt outstanding on the date of this Agreement and listed on Schedule 5.02(n) attached hereto and,
                                         ----------------
if such Debt is renewed, extended or refinanced, restrictions in the agreements governing the renewed, extended or refinanced Debt (and successive renewals, extensions and refinancings thereof) if such restrictions are no more restrictive in any material respect than those contained in the agreements governing the Debt being renewed, extended or refinanced.

     5.03 Use of Proceeds.  Borrower covenants and agrees that (a) the proceeds
          ---------------
of the Loan will be used solely to finance the Landis Acquisition Purchase Price and the costs and fees related to the transactions contemplated by the Landis Acquisition Agreements, (b) no part of the proceeds of the Loan will be used in violation of any applicable law, rule or regulation and (c) no part of the proceeds of the Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations U, T or X thereof, as amended.

SECTION 6.  EVENTS OF DEFAULT.
-----------------------------

     If any of the following (each of the following herein sometimes called an "Event of Default") shall occur and be continuing:
 ----------------

                                       32

     6.01  Borrower shall fail to pay any of Borrower's Obligations within two
(2) days of the date when become due and payable, whether by reason of demand, maturity, acceleration or otherwise;

     6.02 Any representation or warranty made by Borrower and/or any other Obligor in this Agreement, in any other Transaction Document or in any certificate, agreement, instrument or statement furnished or made or delivered pursuant hereto or thereto or in connection herewith or therewith, shall prove to have been untrue or incorrect in any material respect when made;

     6.03 Borrower shall fail to perform or observe any term, covenant or provision contained in Section 2.07(b), Section 2.09, Section 2.11, Section 5.01(c), Section 5.01(f), Section 5.01(k), Section 5.01(l), Section 5.01(m),
Section 5.01(o), Section 5.01(p), Section 5.02, or Section 5.03;

     6.04 Borrower shall fail to perform or observe any other term, covenant or provision contained in this Agreement (other than those specified in Sections 6.01, 6.02 or 6.03 above) and any such failure shall remain unremedied for thirty (30) days after the earlier of (a) written notice of default is given to Borrower by Lender or (b) the Chief Executive Officer or Chief Financial Officer of Borrower obtaining actual knowledge of such default;

     6.05 This Agreement or any other Transaction Document shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by Borrower and/or any other Obligor, or if the transactions completed hereunder or thereunder shall be contested by Borrower and/or any other Obligor or if Borrower and/or any other Obligor shall deny that it has any further liability or obligation hereunder or thereunder;

     6.06 Borrower, any other Obligor or any Subsidiary shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (b) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself or of a substantial part of its Property, (d) file an answer admitting the material allegations of a petition filed against itself in any such proceeding, (e) make a general assignment for the benefit of creditors,
(f) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (g) take any corporate or other action for the purpose of effecting any of the foregoing;

     6.07 An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of Borrower, any other Obligor or any Subsidiary, or of a substantial part of the Property of Borrower, any other Obligor or any Subsidiary, under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator or similar official of Borrower, any other Obligor or any Subsidiary or of a substantial part of the Property of Borrower, any other Obligor or any Subsidiary or (c) the winding-up or liquidation of Borrower, any other Obligor or any Subsidiary; and such proceeding or petition shall continue undismissed for thirty (30) consecutive days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for thirty (30) consecutive days;

                                       33

     6.08 Any "Event of Default" (as defined therein) shall occur under or within the meaning of the Security Agreement or the Patent, Trademark and License Security Agreement;

     6.09 Borrower, any other Obligor or any Subsidiary shall be declared by Lender to be in default on, or pursuant to the terms of, (a) any other present or future obligation to, or agreement with or in favor of, Lender, including, without limitation, any other loan, line of credit, revolving credit, guaranty or letter of credit reimbursement obligation or (b) any other present or future agreement, document or instrument purporting to grant Lender a Lien upon any Property of Borrower, such other Obligor or such Subsidiary, as the case may be, and any such default shall not be cured or waived in writing within any applicable cure or grace period (if any);

     6.10 The occurrence of any default or event of default under or within the meaning of any agreement, document or instrument evidencing, securing, guaranteeing the payment of or otherwise relating to any Debt of Borrower, any other Obligor or any Subsidiary (other than Borrower's Obligations) having an aggregate outstanding principal balance in excess of $100,000 which is not cured or waived in writing within any applicable cure or grace period (if any);

     6.11 Borrower, any other Obligor or any Subsidiary shall have a judgment entered against it by a court having jurisdiction in the premises and such judgment shall not be appealed in good faith (and execution of such judgment stayed during such appeal) or satisfied by Borrower, such other Obligor or such Subsidiary, as the case may be, within thirty (30) days after the entry of such judgment;

     6.12  The occurrence of a Reportable Event with respect to any Pension
Plan of Borrower; the filing of a notice of intent to terminate a Pension Plan by Borrower, any ERISA Affiliate or any Subsidiary; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by Borrower, any ERISA Affiliate or any Subsidiary from any Multi-Employer Plan; or the incurrence of any material increase in the contingent liability of Borrower or any Subsidiary with respect to any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries;

     6.13 The institution by Borrower, any ERISA Affiliate or any Subsidiary of steps to terminate any Pension Plan if, in order to effectuate such termination, Borrower, such ERISA Affiliate or such Subsidiary, as the case may be, would be required to make a contribution to such Pension Plan, or would incur a liability or obligation to such Pension Plan, in excess of $100,000; or the institution by the PBGC of steps to terminate any Pension Plan; or

     6.14 Any of the Hennessy Advisory Agreements shall at any time for any reason be terminated by Borrower or any other party thereto, cease to be in full force and effect, or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by Borrower or any other party thereto;

     6.15 Borrower ceases to be registered with the SEC as an investment adviser under the Investment Advisers Act, or the SEC (or any other applicable regulatory authority) initiates proceedings to terminate Borrower's status as a registered investment adviser under the Investment Advisers Act; or

     6.16  The occurrence of any Change of Control Event;

                                       34

THEN, and in each such event (other than an event described in Sections 6.06 or 6.07), Lender may declare the entire outstanding principal balance of and all accrued and unpaid interest on the Note and all of the other Borrower's Obligations to be forthwith due and payable, whereupon all of the unpaid principal balance of and all accrued and unpaid interest on the Note and all of such other Borrower's Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and Lender may exercise any and all other rights and remedies which it may have under any other Transaction Document or at law or in equity; provided, however, that upon the occurrence of any event described in Sections 6.06 or 6.07, the entire outstanding principal balance of and all accrued and unpaid interest on the Note and all of the other Borrower's Obligations shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and Lender may exercise any and all other rights and remedies which it may have under any other Transaction Document or at law or in equity.

SECTION 7.  GENERAL.
-------------------

     7.01 No Waiver.  No failure or delay by Lender in exercising any right,
          ---------
remedy, power or privilege under this Agreement or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies provided in this Agreement and in the other Transaction Documents are cumulative and not exclusive of any rights and/or remedies provided by law. Nothing contained in this Agreement shall in any way affect the right of Lender to exercise any statutory or common law right of banker's lien or set-off.

     7.02 Right of Set-Off.  Upon the occurrence and during the continuance of
          ----------------
any Event of Default, Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower) and to the fullest extent permitted by law, to set-off and apply (a) any and all deposits (general or special, time or demand, provisional or final) at any time held by Lender, (b) any and all other indebtedness at any time owing by Lender to or for the credit or account of Borrower, and (c) any and all management and shareholder servicing fees due Borrower from the Hennessy Funds, including such payments made by U.S. Bancorp Fund Services, LLC, against any and all of Borrower's Obligations irrespective of whether or not Lender shall have made any demand under this Agreement or under any other Transaction Document and although such obligations may be contingent or unmatured. Lender agrees to promptly notify Borrower after any such set-off and application made by Lender, provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this
Section 7.02 are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which Lender may have. Nothing contained in this Agreement or any other Transaction Document shall impair the right of Lender to exercise any right of set-off or counterclaim it may have against Borrower and to apply the amount subject to such exercise to the payment of indebtedness of Borrower unrelated to this Agreement or the other Transaction Documents.

     7.03 Cost and Expenses.  Borrower agrees, whether or not any Loan is made
          -----------------
under this Agreement, to pay Lender upon demand for (a) all reasonable out-of-pocket costs and expenses and all Attorneys' Fees incurred by Lender in connection with the preparation, documentation, negotiation and/or execution of this Agreement and the other Transaction Documents, (b) all recording, filing and search fees and expenses incurred by Lender in connection with this Agreement and the other Transaction Documents, (c) all reasonable out-of-pocket costs and expenses and all Attorneys' Fees incurred by Lender in connection with the (i) the preparation, documentation, negotiation and execution of any amendment, modification, extension, renewal or restatement of this Agreement and/or any other Transaction Document, (ii) the preparation of any waiver or consent under this Agreement and/or under any other Transaction Document or
(iii) any Default or Event of Default, and (d) if an Event of Default occurs, all reasonable out-of-pocket costs and expenses and all Attorneys' Fees incurred by Lender in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. Borrower further agrees to pay or reimburse Lender for any stamp or other taxes which may be payable with respect to the execution, delivery, recording and/or filing of this Agreement and/or any other Transaction Document. All of the obligations of Borrower under this
Section 7.03 shall survive the satisfaction and payment of Borrower's Obligations and the termination of this Agreement.

                                       35

     7.04 Environmental Indemnity.  Borrower hereby agrees to defend and
          -----------------------
indemnify Lender and hold Lender harmless from and against any and all losses, liabilities, damages, injuries, claims, costs and expenses of any and every kind whatsoever (including, without limitation, court costs and Attorneys' Fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Lender for, with respect to or as a direct or indirect result of the violation by Borrower or any Subsidiary of any Environmental Laws; or with respect to, or as a direct or indirect result of the presence on or under, or the Release from, properties owned, leased or operated by Borrower and/or any Subsidiary in the conduct of their respective businesses into or upon any land, the atmosphere or any watercourse, body of water or wetland, of any Hazardous Substances or any other hazardous or toxic waste, substance or constituent or other substance (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental Laws); and the provisions of and undertakings and indemnification set out in this Section 7.04 shall survive the satisfaction and payment of Borrower's Obligations and the termination of this Agreement.

     7.05 General Indemnity.  In addition to the payment of expenses pursuant to
          -----------------
Section 7.03, whether or not the transactions contemplated hereby shall be consummated, Borrower hereby agrees to defend, indemnify, pay and hold Lender and any holder(s) of the Note, and the officers, directors, employees, agents and affiliates of Lender and such holder(s) (collectively, the "Indemnitees")
                                                                -----------
harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by or asserted against the Indemnitees, in any manner relating to or arising out of this Agreement, any other Transaction Document and/or any other agreement, document or instrument heretofore, now or hereafter executed and delivered by Borrower and/or any other Obligor in connection herewith or therewith, Lender's agreement to make Loans under this Agreement or the use or intended use of the proceeds of any Loan under this Agreement (collectively, the "indemnified liabilities"); provided
                                                                    --------
that Borrower shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction in a final nonappealable order. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section 7.05 shall survive satisfaction and payment of Borrower's Obligations and the termination of this Agreement.

                                       36

     7.06 Authority to Act.  Lender shall be entitled to act on any notices and
          ----------------
instructions (telephonic or written) believed by Lender in good faith to have been sent or delivered by any person authorized to act on behalf of Borrower pursuant hereto, regardless of whether such notice or instruction was in fact delivered by a person authorized to act on behalf of Borrower, and Borrower hereby agrees to defend and indemnify Lender and hold Lender harmless from and against any and all losses, costs and expenses, if any, ensuing from any such action.

     7.07 Notices. Except as otherwise specifically set forth in this Agreement,
          -------
each notice, request, demand, consent, confirmation or other communication under this Agreement shall be in writing and delivered in person or sent by telecopy, recognized overnight courier or registered or certified mail, return receipt requested and postage prepaid, to the applicable party at its address or telecopy number set forth on the signature page(s) of this Agreement, or at such other address or telecopy number as any party hereto may designate as its address for communications under this Agreement by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by telecopy (with answerback confirmation received), on the first (1st) Business Day after the day on which sent, if sent by recognized overnight courier or on the third (3rd) Business Day after the day on which mailed, if sent by registered or certified mail, except that notices to Lender under Section 2 shall not be effective unless and until actually received by Lender.

     7.08 Consent to Jurisdiction; Waiver of Jury Trial. BORROWER HEREBY
          ---------------------------------------------
IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT SITTING IN THE COUNTY OF ST. LOUIS, MISSOURI OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, EASTERN DIVISION, AS LENDER MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, (B) AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS, (C) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, (D) WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (E) WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. BORROWER AUTHORIZES THE SERVICE OF PROCESS UPON BORROWER BY REGISTERED MAIL SENT TO BORROWER AT ITS ADDRESS REFERENCED IN SECTION 7.07. BORROWER AND LENDER HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH BORROWER AND LENDER ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS.

     7.09 Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

     7.10 Amendments and Waivers.  Any provision of this Agreement may be
          ----------------------
amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and Lender. Any Event of Default under this Agreement may be waived by Lender or Borrower, as the case may be, if, but only if, such waiver is in writing and is signed by Lender or Borrower, as the case may be.

                                       37

     7.11 References; Headings for Convenience.  Unless otherwise specified
          ------------------------------------
herein, all references herein to Section numbers refer to Section numbers of this Agreement, all references herein to Exhibits A, and B refer to annexed
                                         -------- -      -
Exhibits A and B which are hereby incorporated herein by reference and all
-------- -     -
references herein to Schedule(s) refer to the designated annexed Schedule(s) which are hereby incorporated herein by reference. The Section headings are furnished for the convenience of the parties and are not to be considered in the construction or interpretation of this Agreement.

     7.12 Successors and Assigns.  The provisions of this Agreement shall be
          ----------------------
binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that: (a) Borrower may not assign or otherwise transfer any of its rights or delegate any of its obligations under this Agreement; and (b) Lender may not assign or otherwise transfer any of its rights or delegate any of its obligations under this Agreement unless a Default or Event of Default has occurred and is continuing.

     7.13 Notice Required by Section 432.047 R.S. Mo.; Entire Agreement. This
          -------------------------------------------------------------
notice is provided pursuant to Section 432.047 R.S.Mo. As used herein, "creditor" means Lender and "this writing" means this Agreement and the other Transaction Documents. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements (including the Original Loan Agreement) and understandings (oral or written) relating to the subject matter hereof.

     7.14 Severability.  In the event any one or more of the provisions
          ------------
contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     7.15 Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts (including telecopy counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.16 Resurrection of Borrower's Obligations.  To the extent that Lender
          --------------------------------------
receives any payment on account of any of Borrower's Obligations, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or Federal law, common law or equitable cause, then, to the extent of such payment(s) received, Borrower's Obligations or part thereof intended to be satisfied and any and all Liens upon or pertaining to any Property of Borrower and theretofore created and/or existing in favor of Lender as security for the payment of such Borrower's Obligations shall be revived and continue in full force and effect, as if such payment(s) had not been received by Lender and applied on account of Borrower's Obligations.

                                       38

     7.17 Independence of Covenants.  All of the covenants contained in this
          -------------------------
Agreement and the other Transaction Documents shall be given independent effect so that if a particular action, event or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the provisions of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken, such event occurs or such condition exists.

     7.18 Subsidiary Reference.  Any reference in this Agreement to a Subsidiary
          --------------------
of Borrower, and any financial definition, ratio, restriction or other provision of this Agreement which is stated to be applicable to Borrower and its Subsidiaries or which is to be determined on a "consolidated" or "consolidating" basis, shall apply only to the extent Borrower has any Subsidiaries and, where applicable, to the extent any such Subsidiaries are consolidated with Borrower for financial reporting purposes in accordance with GAAP.

     7.19 Compliance with Usury Laws.  It is the intent of Borrower and Lender
          --------------------------
in the execution and performance of this Agreement, the Note and the other Transaction Documents to contract in strict compliance with any and all applicable usury laws, including conflicts of law concepts, governing the Loans and the other Borrower's Obligations. In furtherance thereof, Lender and Borrower stipulate and agree that none of the terms and provisions contained in this Agreement, the Note or any of the other Transaction Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the highest rate permitted by applicable law (the "Highest Lawful Rate") and that for purposes
                                  -------------------
hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement, the Note or any of the other Transaction Documents; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Loans and/or any of the other Borrower's Obligations include amounts which by applicable law are deemed interest which would exceed the Highest Lawful Rate, then such excess shall be deemed to be a mistake and Lender shall credit the same on the principal balance of the Loans and/or other Borrower's Obligations hereunder (or if all of Borrower's Obligations shall have been paid in full, refund said excess to Borrower). In the event of demand for payment of the Note and/or any of the other Borrower's Obligations by Lender, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Highest Lawful Rate and any excess interest, if any, provided for in this Agreement, the Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited against the principal balance of the Loans and/or other Borrower's Obligations hereunder (or, if all of Borrower's Obligations shall have been repaid in full, refunded to Borrower). The provisions of the section shall control over all other provisions of this Agreement, the Note and/or the other Transaction Documents which may be in apparent conflict herewith.

     IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the day and year first above written.

                        (SIGNATURES ON FOLLOWING PAGES)

                                       39

                            SIGNATURE PAGE- BORROWER
                      AMENDED AND RESTATED LOAN AGREEMENT

                              Borrower:

                              HENNESSY ADVISORS, INC.

                              By:  /s/Neil J. Hennessy
                                   ---------------------------------------
                                   Neil J. Hennessy, President

                              Address:  750 Grant Avenue, Suite 100
                                        Novato, California 94945-7024
                                        Attention:  Neil J. Hennessy, President

                              Telecopy No.:   (415) 899-1559

                                      S-1

                             SIGNATURE PAGE- LENDER
                      AMENDED AND RESTATED LOAN AGREEMENT

                              Lender:

                              U.S. BANK NATIONAL ASSOCIATION

                              By:  /s/Karen D. Myers
                                   -------------------------------------
                                   Karen D. Myers, Senior Vice President

                              Address:  U.S. Bank National Association
                                        One US Bank Plaza, 12th Floor
                                        7th Street & Washington Avenue
                                        St. Louis, Missouri 63101
                                        Attention:  Leveraged Finance Division

                              Telecopy number: (314) 418-1963

                                      S-2